EXHIBIT 10.14

                             BRAZOS SPORTSWEAR, INC.

                               BSI HOLDINGS, INC.

                                Cincinnati, Ohio

                                   $ 3,500,000

                              INVESTMENT AGREEMENT

                                 August 9, 1996

                              Financing provided by

                          ALLIED INVESTMENT CORPORATION

                        ALLIED INVESTMENT CORPORATION II
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                                TABLE OF CONTENTS
                                                                            Page
 PREAMBLE
     Parties
     Recitals
 ARTICLE 1  -  LOAN
     Section 1.1 Funding
     Section 1.2 Collateral
     Section 1.3 Senior Debt
     Section 1.4
     Section 1.5 No Preferential Payments; Payover
     ARTICLE 2  -  EQUITY
     Section 2.1 Stock Purchase Warrants
     Section 2.2 Conditional Warrants
     Section 2.3 Redemption Rights
     Section 2.4 Valuation of Warrants
     ARTICLE 3  -   INVESTOR EXIT
     Section 3.1 Registration Rights
                 (a) Take-Me-Along Rights
                 (b) Expenses . Consent
                 (c) Demand Registration
     Section 3.2 Unlocking
                 (a) Text
                 (b) Definition
     Section 3.3 "Put" Rights
                 (a) Price
                 (b) Appraised Value
     Section 3.4 Personal Gain Upon Sale

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                                                                            Page
 ARTICLE 4   -   UNDERTAKINGS BY THE PRINCIPALS
     Section 4.1 Residence; Commitment
     Section 4.2 Non-Competition; Non-Disclosure
     Section 4.3 Continued Control
     Section 4.4 Personal Financials; Access to Information
     Section 4.5 Equity Injection
     Section 4.6 Holders' Director Nominee
 ARTICLE 5  -  REPRESENTATIONS AND WARRANTIES
     Section 5.1 Due Organization; Authority; Binding Obligation; Opinion of
                 Counsel
     Section 5.2 Principal Business; Title To Assets
     Section 5.3 Litigation
     Section 5.4 Taxes
                 (a) Generally
                 (b) No Open Returns
                 (c) Excess Parachute Payments
                 (d) Deferred Intercompany Transactions
                 (e) True Copies of Returns
     Section 5.5 Financial Statements
     Section 5.6 Leases; Material Contracts
                 (a) Leases
                 (b) Material Contracts
     Section 5.7  Disclosure
     Section 5.8  Management History
     Section 5.9  Subsidiaries
     Section 5.10 Incumbency
     Section 5.11 No Material Change
     Section 5.12 No Side Agreements
     Section 5.13 Non-Contravention
     Section 5.14 Fee & Brokerage
     Section 5.15 Other Debts; Sources and Uses

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                                                                            Page
     Section 5.16 Capital Structure
     Section 5.17 Solvency
     Section 5.18 SBA Representations
     Section 5.19 Investment Company Act Representations
     Section 5.20 Regulatory Compliance
     Section 5.21 Employee Benefit Matters
     Section 5.22 Collective Bargaining
     Section 5.23 Employees
     Section 5.24 No Competing Business Interest
     Section 5.25 No Conflicting Non-Competition Agreements
 ARTICLE 6  -  AFFIRMATIVE COVENANTS
     Section 6.1  Monthly Financials
     Section 6.2  Certification of Non-Default
     Section 6.3  Annual Audit
     Section 6.4  Projected Financials
     Section 6.5  Regularly Filings
     Section 6.6  Notice of Litigation
     Section 6.7  Notice of Defaults of Judgments
     Section 6.8  Board Meetings
     Section 6.9  Insurance
     Section 6.10 Use of Proceeds; Certification
     Section 6.11 First Refusal for Future Financings
     Section 6.12 Access to Records
     Section 6.13 Financial Covenants
     Section 6.14 Payments and other Debts
     Section 6.15 Maintain Copies; Financing Statements
     Section 6.16 Information Requests
     Section 6.17 Protect the Collateral

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                                                                            Page
 ARTICLE 7 -  NEGATIVE COVENANTS
     Section 7.1  Change of Ownership or Organization
     Section 7.2  Equity Issuance or Redemption
     Section 7.3  Dividends
     Section 7.4  Transfers
     Section 7.5  Mergers, Etc.
     Section 7.6  Capital Expenditures
     Section 7.7  Employee Compensation
     Section 7.8  Fees
     Section 7.9  Affiliate Transactions
     Section 7.10 Change of Site or Business
     Section 7.11 Change in Company, etc.
     Section 7.12 New Debt Provisions
     Section 7.13 Judgments
     Section 7.14 Cross-Default
     Section 7.15 Diversion of Proceeds
ARTICLE 8  -  SUSPENSION OF CERTAIN COVENANTS
ARTICLE 9  -  DEFAULT
     Section 9.1 Events of Default
                 (a) Principal and Interest Payments
                 (b) Representations and Warranties
                 (c) Covenants
                 (d) Loan Documents
                 (e) Other Debt to Holders
                 (f) Cross Default to Other Obligations
                 (g) Involuntary Bankruptcy or Receivership Proceedings
                 (h) Voluntary Petitions
                 (i) Assignments for Benefit of Creditors
                 (j) Undischarged Judgments

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                                                                            Page
                 (k) Attachment
                 (l) No Assumption
                 (m) Loss of Key Employees
     Section 9.2 Remedies
     Section 9.3
ARTICLE 11 - FEES AND COSTS
ARTICLE 12 - INDEMNIFICATION; ENVIRONMENTAL LIABILITY
ARTICLE 13 - REMEDIES
     Section 13.1 Cumulation.  Receivership
     Section 13.2 No Implied Waiver
ARTICLE 14  - PARTIES
ARTICLE 15 - NOTICE
ARTICLE 16 - HOLDERS' DUTY TO COMPANY
ARTICLE 17 - RELATIONSHIP OF THE PARTIES
ARTICLE 18 - CONTROLLING LAW; VENUE AND JURISDICTION; SERVICE OF PROCESS
ARTICLE 19 - WAIVER OF TRIAL BY JURY
ARTICLE 20 - NOTICE OF CLAIM; WAIVER
ARTICLE 21 - CAPTIONS; SEVERANCE
ARTICLE 22 - COUNTERPARTS; ENTIRE AGREEMENT
                                       v
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                                                                            Page
ARTICLE 23 - DEFINITIONS AND RULES OF CONSTRUCTION
     Section 23.1 Definitions
     Section 23.2 Rules of Construction
TABLE OF EXHIBITS
                                       vi
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        THIS INVESTMENT AGREEMENT is made by and among (i) Brazos Sportswear,
Inc., a Texas corporation ("Brazos") and BSI Holdings, Inc. ("BSI") a Delaware corporation (Brazos and BSI, collectively with successors and assigns, being hereinafter referred to as the "Company"), (ii) Equus II Incorporated, a Delaware corporation, sometimes hereinafter being referred to as "Shareholder", and (iii) Allied Investment Corporation and Allied Investment Corporation II, each a Maryland corporation (collectively with successors and assigns, "Holders").
                                    RECITALS

      A. Brazos is engaged in the manufacture and distribution of apparel, with its principal office in Cincinnati, Ohio. BSI is the sole stockholder of Brazos, and is a holding company with no operations and no assets other than common stock and subordinated debentures previously issued by Brazos and equity securities of one other subsidiary. The Shareholder is the majority stockholder of BSI.

      B. Under terms of an Asset Purchase Agreement dated as of August 2nd, 1996 (the "Acquisition Agreement"), a copy of which is attached hereto as Exhibit B, Plymouth Mills, Inc., a New York corporation ("Seller"), with principal office at 330 Tompkins Avenue, Staten Island, N.Y. engaged in the manufacture and sale of garments, has agreed to sell, and Brazos has agreed to buy, substantially all of the assets of the Seller. Such assets, and the operations associated therewith, are hereinafter referred to as the "Business".

      C. Under terms of a letter dated July 26, 1996, Brazos is to issue to Holders certain subordinated debentures and BSI is to issue certain warrants to purchase shares of its common stock, in consideration for a loan in the aggregate principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (collectively with all modifications, renewals, extensions and replacements thereof and therefor, the "Loan") and the other consideration set forth herein, the proceeds of which are to be used to pay a portion of the purchase price for the Business.

      D. Under terms of the Acquisition Agreement, BSI is to issue to the Seller two (2) subordinated debentures dated this date, in the principal amounts of Four Million Dollars ($4,000,000) and Three Million Dollars ($3,000,000) respectively, and a third subordinated debenture in a principal amount to be determined under terms of the Acquisition Agreement; all as set out as Exhibit D hereto, as payment of a portion of the purchase price for the Business.

      E. Under terms of a Credit Agreement dated this date set out as Exhibit E hereto, Fleet Capital Corporation and The First National Bank of Boston are providing to Brazos a revolving credit facility in the maximum principal amount of Fifty-three Million Dollars ($53,000,000) and term loans in the maximum principal amount of Twelve Million Dollars ($12,000,000), to be used to replace previous loans to Brazos, to fund a portion of the purchase price for the Business, and for working capital.
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      F. In connection with the transactions described above, the Shareholder and certain other persons are to exchange their subordinated debentures previously issued by Brazos, for certain preferred stock of BSI, pursuant to the documents set out as Exhibit F hereto.

      G. Also in connection with the above transactions, Equus and certain other persons are to purchase Two and One-Half Million (2,500,000) shares of redeemable, non-convertible and non-participating eight percent (8%) preferred stock of Brazos for a price of Two Million Five Hundred Thousand Dollars ($2,500,000), the proceeds of which are to be used to pay a portion of the purchase price for the Business.

                                   PROVISIONS

        In consideration of the premises and the covenants herein, Holders, the Shareholders, Brazos and BSI agree as set forth below.

                                    ARTICLE 1
                                      Loan

   Section 1.1 Funding. On the date hereof, each Holder will fund that portion of the Loan to Brazos set out next to its name on Exhibit 1.01 hereof. The Loan will be evidenced by, and repaid according to the terms of two (2) Subordinated Debentures (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Debentures"), each of which will be issued by Brazos to a Holder at Closing.

   Section 1.2 Collateral. Subject to the prior liens described in Section 1.3 below and other Permitted Lens, the Debentures and the other Obligations shall be secured pari passu by a security interest and lien upon the Collateral. At Closing the Company shall execute and deliver to Holders each of the following documents (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Collateral Documents"):

            (a) a Security Agreement;

            (b) certain UCC-1 Financing Statements;

            (c) a collateral assignment of rights arising under the Acquisition Agreement, pursuant to a Collateral Assignment of Contract Rights;

            (d) a Grant of Security Interest in Intellectual Property of Brazos; and

            (e) an unconditional guaranty of the Loan by BSI.

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The Collateral Documents, this Agreement and the Debentures, collectively with all modifications, extensions, renewals and replacements thereof and therefor, are sometimes hereinafter referred to as the "Loan Documents".

   Section 1.3 Senior Debt. The indebtedness under the Debentures and the Holders' rights herein and in the Collateral shall be subordinate to the rights of Fleet Capital Corporation and the First National Bank of Boston in respect to their financings provided under terms of Exhibit E hereto, up to an aggregate principal balance at any time outstanding of Eighty Million Dollars ($80,000,000), according to the terms of a Subordination Agreement being signed herewith. The Holders will further subordinate to such replacements or refinancings as Brazos may obtain for such financings including any such replacements or refinancings which increase the principal amount due thereunder but do not exceed the aforementioned Eighty Million Dollar ($80,000,000) limit, provided that such further subordinations are on the same terms as the present such items in all material respects. Such financings, and any replacements or refinancings meeting the foregoing terms are hereinafter collectively referred to as the "Senior Debt".

                                    ARTICLE 2
                                     Equity

   Section 2.1 Stock Purchase Warrants. At Closing, BSI will issue and sell to each Holder a Stock Purchase Warrant (collectively the "Stock Purchase Warrants") to acquire shares of BSI's common stock ("Shares") which will entitle the Holders to receive an aggregate of Forty-five Thousand, Two Hundred Twenty-eight (45,228) authorized but unissued Shares, with such number being subject to certain anti-dilution adjustments as provided in such Warrants. The aggregate purchase price for the Stock Purchase Warrants shall be One Hundred Dollars ($100), which the Holders shall pay to BSI at Closing. The aggregate exercise price for the Stock Purchase Warrants shall be Four Hundred Fifty-Three and 28/100Dollars ($453.28), expressed for the entire Stock Purchase Warrants, not on a per-share basis.

   Section 2.2 Conditional Warrants. At Closing, BSI will issue and sell to each Holder (in addition to the Stock Purchase Warrants), a Conditional Stock Purchase Warrant (collectively the "Conditional Warrants") to acquire Shares. Such Conditional Warrants shall be exercisable only upon certain conditions described therein. The Conditional Warrants shall entitle Holders to acquire, in the circumstances where such Warrants become exercisable, between Four Thousand (4,000) and Twenty Thousand (20,000) shares in the aggregate. The aggregate purchase price for the Conditional Warrants shall be One Hundred Dollars ($100), which Holders shall pay to BSI at Closing. The exercise price for the Conditional Warrants shall be Thirty Dollars ($30) per share, with such price being subject to certain anti-dilution reduction as provided in such Conditional Warrants.

   Section 2.3 Redemption Rights. The Holders shall be entitled to share ratably in any redemption of Shares by BSI. If BSI shall make a general

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redemption of all or any portion of its Shares prior to full exercise of any of the Warrants, each of the relevant Holders, at its option, may receive, at the time of such redemption, the same proceeds it would have been entitled to receive if its Warrant had been exercised in full prior to such redemption.

   Section 2.4 Valuation of Warrants. The Holders and BSI hereby agree that as of the Closing, the fair market value of the Warrants shall be as set out in
Exhibit 2.04 hereto, and that they shall prepare and maintain their books of account, financial statements and tax returns in a manner consistent therewith.

   Section 2.5 Exercise of Warrants at Subsidiary Level. It is the intent of the parties that, so long as a Holder owns a Warrant or any equity security of the Company issued directly or indirectly in exchange for, or pursuant to provisions of a Warrant, BSI shall own one hundred percent (100%) of the common equity of Brazos and all other securities of Brazos having rights to participate in its profits, to the end that the proportion of BSI's Shares actually or potentially owned by the Holders shall at all times provide the Holders, indirectly, with an identical proportion of the common and other participating equity of Brazos. In the event that, in violation of this Agreement, Brazos shall issue common stock or participating securities or BSI shall sell, transfer or otherwise dispose of any equity or convertible securities of Brazos in any manner whatsoever (other then in connection with a foreclosure of a security interest in capital stock of Brazos securing the Senior Debt or in connection with a sale of capital stock of Brazos in lieu of foreclosure where the proceeds are paid against the Senior Debt, or in the case of a sale of one hundred percent [100%] of the capital stock of Brazos), then in addition to all other remedies available to Holders, the Holders may at their option exchange the Warrants, at the time of exercise thereof, not for Shares of BSI but for that number of common shares of Brazos corresponding to the percentage of equity ownership in Brazos, calculated on a fully diluted basis, which the Warrants and resulting Shares would otherwise provide in BSI. In such case the Warrants shall be binding on Brazos as fully and effectively as if issued by Brazos in the first instance, except that the numbers of resulting shares shall be adjusted to provide the percentage of equity ownership described in the preceding sentence, and any per-share exercise price shall be adjusted as may be necessary to provide an unchanged aggregate exercise price for the subject Warrant.

   Section 2.6 Shareholders Agreement. Transfer Restrictions. The Shares issued under the Warrants, and the Holders' rights therein, will be subject to the terms of a Shareholders Agreement, a true copy of which is attached as Exhibit
2.06 hereto, and to which the Holders will become a party. The Holders shall not transfer the Warrants without the written approval of BSI (which approval shall not be unreasonably withheld) except to a.) affiliates of the Holders, and b.) as part of a sale, pledge or other transfer of portfolio securities of the relevant Holder in bulk to an institutional investor or financial institution, and c.) to existing shareholders of BSI.

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                                    ARTICLE 3
                                  Investor Exit

   Section 3.1 Registration Rights.

              (a) Piggy-Back Rights. If Brazos or BSI shall at any time prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the public offering of any class of equity of the Company, or of any other commonly-controlled entity, the Company shall give thirty (30) days prior written notice thereof to each Holder and shall, upon the written request of a Holder, include in the registration statement such number of the said Holder's Shares or Warrants as such Holder may request. If the managing underwriter for the Company indicates in writing its reasonable belief that including all or part of such Holder's Shares in the coverage of such registration statement will materially and adversely affect the sale of shares of Common Stock proposed to be sold by the Company (which statement of the managing underwriter shall also state the maximum number of shares, if any, which can be sold by such Holder without materially adversely affecting the sale of the shares proposed to be sold by the Company), then the number of such Holder's Shares which the Holder shall have the right to include in such registration statement shall be reduced to the maximum number of shares specified by the managing underwriter, provided, however, that the number of such Holder's Shares included in such registration statement shall be at least proportionate to the number of shares of Common Stock included in such registration statement by the Shareholder. The Company will keep such registration statement effective and current under the Securities Act permitting the sale of the said Holder's Shares or Warrants included therein for the same period that the registration is maintained effective in respect of Shares of other persons (including the Company). In any underwritten offering the Holder's Shares or Warrants to be included will be sold at the same time and the same per-share price as the Company's securities. In the event the Company fails to receive a written inclusion request from a Holder within thirty (30) days after the mailing of its written notice, then the Company shall have no obligation to include any of such Holders' Shares or Warrants in the offering. In connection with any registration statement or subsequent amendment or similar document filed and subject hereto, the Company shall take all reasonable steps to make the Holders' securities covered thereby eligible for public offering and sale under the securities or blue sky laws of such jurisdictions as may be specified by the relevant Holders by the effective date of such registration statement; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified at the time of filing such documents, or to take any action which would subject it to unlimited service of process in any jurisdiction where it is not so subject at such time. The Company shall keep such blue-sky filings current for the length of time it must keep any registration statement, post-effective amendment, prospectus or offering circular effective pursuant hereto.

              (b) Expenses. Consent. In connection with any registration statement or other filing described herein, and in connection with making and

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keeping such filings effective as provided herein, the Company shall bear all the reasonable expenses and professional fees of the Company and Holders (except for the Holder's pro rata share of any underwriters discount) and shall also provide Holder with a reasonable number of printed copies of the prospectus, offering circulars and/or supplemental prospectuses or amended prospectuses in final and preliminary form. The Company consents to the use of each such prospectus or offering circular in connection with the sale of Holders' Shares or Warrants.

              (c) Demand Registration. At the written request of Holders after a public offering and sale of Shares has occurred, the Company shall:

            (i) file a registration statement and related documents with the Securities and Exchange Commission, and all other applicable securities agencies or exchanges, for the public offering and sale of all or a portion of the Holders' Shares or Warrants;

            (ii) use its best efforts to cause such registration statements to be declared effective; and

            (iii) offer publicly all of such Shares or Warrants in accordance with the terms and procedures of paragraphs (a) and (b) above.

          The Company shall be obliged to make such a filing and offering only in cases where the selling price of the Holder's subject Shares is reasonably estimated to exceed Two Million Dollars ($2,000,000) unless at least fifty percent (50%) of all Shares held by the Holders and subject to the Warrants are included in the offering. The Company shall be obliged to make such a filing and offering only once in any case, unless upon such a request less than all of the requested number of Shares or Warrants shall have successfully been sold, in which case the Company shall make subsequent filings and offerings as requested until all of the specified Shares or Warrants are successfully sold.

   Section 3.2 Co-Sale Rights. Except for Exempt Transfers (as defined below), the Shareholder shall not sell, assign or transfer any shares of stock or other equity interest in the Company which it owns. "Exempt Transfer" means any of the following sales, assignments or transfers by Shareholder of the capital stock or equity interests of the Company or any interest therein (each, a "transfer"):

              (a) any transfer pursuant to the prior written consent of Holders;

              (b) a transaction wherein the buyer or other transferee, upon thirty (30) days written notice, offered to purchase from Holders a number of their Shares, or (at Holders' option) their Warrants, proportionate to Holders' actual or potential (as the case may be) share of ownership of BSI's equity stock, and consummated such a purchase to the extent requested by Holders; and

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              (c)   a sale pursuant to a Qualifying IPO.

   Section 3.3 "Put" Rights.

              (a) Price. At any time beginning five (5) years after Closing and prior to the occurrance of a Qualified IPO, the Holders may by written demand require the Company to re-purchase all but not less than all the Warrants or the Shares issued thereunder at the highest of the following prices, determined at the time of the exercise of this right:

            (i) the product of (x) the book value of BSI and its subsidiaries on a consolidated basis as reflected on their then most recent monthly or year end Consolidated Balance Sheet and (y) the Holder's percentage of actual or potential equity ownership of BSI's capital stock (as the case may be), determined on a fully diluted basis and expressed as a decimal fraction;

            (ii) the product of (x) the sum of six (6) times the EBIT of BSI and its subsidiaries on a consolidated basis for the most recent twelve (12) month period ending prior to the date of exercise of this Put right, plus cash reflected on the Consolidated Balance Sheet of BSI and its subsidiaries for the last month of such period, less the aggregate balance of interest-bearing debt obligations reflected on such Consolidated Balance Sheetand less the higher of the liquidation preference or the redemption value applicable to any redeemable preferred stock of the Company not having rights of conversion which may be outstanding at the end of such twelve (12) month period, and (y) the Holder's percentage of actual or potential equity ownership of the Company's capital stock (as the case may be), determined on a fully diluted basis and expressed as a decimal fraction;

            (iii) the product of (x) the Appraised Value of BSI and its subsidiaries, on a consolidated basis, determined pursuant to
                  Section 3.3(b) below, which appraisal shall be based on the consolidated earnings and book value of such entities and other appropriate items, and (y) the Holder's percentage of actual or potential equity ownership of BSI's capital stock (as the case may be), determined on a fully diluted basis and expressed as a decimal fraction

        In any case where any portion of the Holders' percentage of equity ownership calculated above arises from unexercised Warrants, the exercise price of such Warrants shall be deducted from any Put price provided above. The parties affirm that in all calculations of book value, the redemption value of all nonconvertible and non-participating preferred stock shall be treated as debt.

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              (b)   Appraised Value.  The Appraised Value of BSI and its
subsidiaries, on a consolidated basis, shall be determined, at the Company's cost, by the following method:

            (i) the Company, and the Holders as a group, shall each select an appraiser who shall each determine the value of the Company;

            (ii) if the values determined by such two (2) appraisers are the same or within One Hundred Thousand Dollars ($100,000) of each other, then the average of such two (2) values shall be the Appraised Value;

            (iii) if the foregoing two (2) values differ by more than One
                  Hundred Thousand Dollars ($100,000), then the appraisers shall together select a third appraiser to determine the value of the Company;

            (iv) if the value determined by the said third appraiser is greater than the larger of the values determined by the first two (2) appraisers above-referenced, or less than the smaller of the said two (2) values, then the average of the values determined by the said first two appraisers shall be the Appraised Value; or

            (v) if the value determined by the third appraiser is between the first two (2) values in amount, then the average of the value determined by the third appraiser and the one of the first two
                  (2) values which is closest to the said third value shall be the Appraised Value.

   Section  3.4   Personal Gain Upon Sale.

              (a) In the event of a Company Sale (as defined in Section 3.4(b) below), then any emoluments or profits relating to such Company Sale and flowing to the Shareholder, otherwise than through direct payment for their equity ownership in BSI or through dividends or return of capital paid in respect thereof, shall be added to the direct consideration for such sale in calculating the total sale price for purposes of determining any part thereof which the Holders may be entitled to receive in respect to any equity ownership in the Company. Such emoluments or profits shall include (without limitation) any management or consulting fees payable in connection with the Company's operations after such Company Sale, and any points or fees paid to induce such a sale. Where such emoluments or profits are payable in kind they will be valued at the fair market value for purposes of this Section.

              (b) As used in this Section, "Company Sale" means a single transaction or series of related transactions wherein one or more persons who, prior to the transaction in question, did not own more than five percent (5%)

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of any class of capital stock of BSI or Brazos ("Independent Third Parties"), directly or indirectly either:

            (i) acquire (by merger, consolidation, transfer or issuance of capital stock or otherwise) capital stock of BSI or Brazos (or any surviving or resulting corporation or entity) possessing the voting power to elect a majority of the Board of Directors of BSI or Brazos (or such surviving or resulting corporation or entity); or

            (ii) acquire assets constituting fifty percent (50%) or more of the assets of BSI or Brazos (other than inventory sold in the ordinary course of business).

                                    ARTICLE 4

                        Undertakings by the Shareholders

   Section 4.1 This Section intentionally deleted.

   Section 4.2 This Section intentionally deleted.

   Section  4.3   Ownership.  No Amendments.  The Shareholder represents that
Section 5.16 below accurately sets forth itsr stock ownership in BSI as of the date of Closing, and that it has paid full and fair consideration for its Shares .

   Section 4.4 Equity Injection. The Shareholder represents that prior to or simultaneously herewith, it and certain other persons have purchased callable non-convertible, non-participating preferred stock from Brazos for no less than Two Million Five Hundred Thousand Dollars ($2,500,000), which sum is not currently reflected on the audited financial statements of Brazos described below, all as evidenced by the materials set forth in Exhibit 4.04 hereto.

   Section 4.5 Holders' Director Nominee. The Shareholder shall exercise all voting rights it may enjoy, directly or indirectly, in respect to the Company's securities to elect to the Company's Board of Directors any person designated by Holders pursuant to Section 6.8 below.

                                    ARTICLE 5
                         Representations and Warranties

        To induce Holders to enter the transactions contemplated herein and purchase the Debentures and Warrants, Brazos and BSI represent and warrant as set out below. All representations and warranties in this Article shall refer to facts as they exist at Closing, shall survive the Closing, and shall

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continue to survive until the Debentures are indefeasibly repaid in full, and so long as a Holder owns a Warrant or any equity security of the Company issued, directly or indirectly, in exchange for, or pursuant to provisions of, a Warrant.

   Section 5.1 Due Organization. Authority. Binding Obligation. Opinion of Counsel. Brazos and BSI are duly incorporated, validly existing and in good standing under the laws of the states of Texas and Delaware, respectively, having Articles of Incorporation, as amended, or a Certificate of Incorporation, as amended, and By-Laws, (all terms of which are in full force and effect) as previously furnished to Holders, and true copies of which, are attached hereto as part of Exhibit 5.01A; Brazos is duly qualified to conduct business as proposed and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualification; evidence of which qualification and good standing is attached hereto as Exhibit 5.01B; the Company has full power and authority to enter into this Agreement, and to carry out the provisions hereof; the Company has taken all corporate action necessary for the execution and performance of this Agreement as evidenced by the resolutions set forth in
Exhibit 5.01A; this Agreement and each document to be executed by the Company herewith will constitute a valid and binding obligation of the Company, enforceable in accordance with their respective terms when executed and delivered except as limited by bankruptcy, insolvency or similar laws limiting creditors' rights generally; and the Company has caused its counsel to deliver a letter opining as to the above-referenced such authority and related matters in the form set forth in Exhibit 5.01C.

   Section 5.2 Principal Business; Title to Assets. Brazos is engaged in manufacturing and distributing apparel; Brazos has good and marketable title to and ownership of all real and personal property it purports to own, including the assets acquired under the Acquisition Agreement, free and clear of all liens, claims, security interests and encumbrances except for Permitted Liens..

   Section 5.3 Litigation. The Company has not been made a party to or (to the knowledge of the Company) threatened by any suits, actions, claims, investigations by governmental bodies or legal, administrative or arbitrational proceedings, except as set out in the litigation schedule attached hereto as
Exhibit 5.03 (hereinafter "Litigation Schedule"); neither the Company nor its officers or directors know of any basis or grounds for any such suit or proceeding; there are no outstanding orders, judgments, writs, injunctions or decrees or any court, government agency or arbitrational tribunal against or affecting the Company it or its properties, assets or business.

   Section  5.4   Taxes.

              (a) Generally. The Company has filed all tax returns, federal, state and local, which are required to be filed, and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties), which have or may become due pursuant thereto or pursuant to any assessment received by the Company.

              (b) Open Returns. No federal, state, local, foreign or other return of the Company for tax years that remain open under any applicable statute of limitations, has been examined by the Internal Revenue Service or other tax authorities; or, if any such return has been so examined, no material deficiencies have been asserted or assessments made as a result of such examinations (including all penalties and interest); there are no waivers, agreements or other arrangements providing for any extension of time with respect to the assessment or collection of any unpaid tax, interest or penalties relating to the Company; no issues have been raised by (or are currently pending before) the Internal Revenue Service or any other taxing authority in connection with any return of the Company, which could reasonably be expected to have a material adverse effect on the financial condition of the Company if decided adversely to the Company, nor, to the knowledge of the Company are there any such issues which have not been so raised but if so raised by the Internal Revenue Service, or any other taxing authority, could, in the aggregate, reasonably be expected to have such a material adverse effect.

              (c) Excess Parachute Payments. The Company has not made, has not become obligated to make, nor will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Internal Revenue Code Section 280G.

              (d) Deferred Intercompany Transactions. The Company and its affiliates have not engaged in any "deferred intercompany transactions" within the meaning of Section 1.1502-13 of the regulations promulgated under the Internal Revenue Code.

              (e) True Copies of Returns. The Company has delivered to Lender true, correct and complete copies of all Federal income tax returns for each of the Company's most recent three (3) full taxable years as of Closing, and all information set forth on such returns is true, complete and accurate in all material respects.

   Section 5.5 Financial Statements. The audited consolidated financial statements of BSI and its subsidiaries dated April 22, 1996 for the twelve (12) months ending December 30, 1995, and the unaudited financial statements for the six (6) month period ending June 29, 1996, attached as Exhibit 5.05(A) are prepared in accordance with GAAP, are true and correct in all material respects, and fairly present the results of the operations of such entities and their consolidated financial position at such dates and for the periods stated. The audited financial statements of the Seller for the twelve (12) month period ending September 30, 1995 are prepared in accordance with GAAP, are true and correct in all material respects and fairly present the results of the operations of the Seller and its financial position at such date and for such periods.

   Section  5.6   Leases; Material Contracts.

              (a) Leases. True copies of all real property leases to which Brazos is a party have been provided to Holders, and are attached hereto as

Exhibit 5.06(a); its possession of its leased property has not been disturbed, and no material claim has been asserted against Brazos adverse to its leasehold interests. All rent and other lease obligations of Brazos are current in all material respects.

              (b) Material Contracts and Accounts Payable. All material contracts to which the Company is a party are valid and binding agreements, enforceable according to their terms, except as enforcement may be limited by bankruptcy and insolvency laws generally, Brazos is current on all its material contract obligations and no party is in default thereunder; the Company's rights thereunder are not subject to any offset or counterclaim; and all such contracts are listed in Exhibit 5.06(b) hereto.

   Section 5.7 Disclosure. All representations made by the Company, its officers, directors or shareholders regarding the Company or the Business, in the Due Diligence Questionnaires provided to Holders , and in all other documents described herein or previously supplied to any Holder in regard to this financing, are true and correct in all material respects as of this date, and all projections provided in such documents are reasonable; no representation, covenant or warranty made by the Company herein or in any such document statement or writing furnished to any Holder in connection with the transactions contemplated herein contains or will contain any untrue statement of material fact, or omits to state a material fact necessary to make a statement therein not misleading.

   Section 5.8 Management History. During the past ten (10) years no officer or director of the Company, has been arrested for or convicted of any criminal offense, petitioned or been granted any relief in bankruptcy; neither Mr. Ford Taylor Nor Mr. Alan Elenson has served as an officer or director of any company or other entity which has petitioned or been granted relief in bankruptcy.

   Section 5.9 Subsidiaries. The Company has no subsidiaries, , partners or any other commonly controlled entities, except as expressly disclosed to Holders in writing.

  Section 5.10 Incumbency. Attached hereto as Exhibit 5.10 is a true and complete list of officers and, directors of the Company.

  Section 5.11 No Material Change. Since June 29, 1996 except as may be occasioned by the transactions contemplated herein,, the Company has not (a) suffered any material adverse change in its condition (financial or otherwise) or its overall business prospects, nor (b) entered into any material transactions, or incurred any material debt, obligation or liability, absolute or contingent outside the ordinary course of its business, nor (c) sustained any material loss or damage to its property, whether or not insured, nor (d) suffered any material interference with its business or operations, present or proposed; and there has been no sale, lease, abandonment or other disposition by the Company of any of its property, real or personal, or any interest therein or relating thereto, except for sales of inventory in the ordinary course of business, that is material to the financial position of the Company.

  Section 5.12 No Side Agreements. Except as set forth on Exihibit 5.12A hereto, neither the Company nor any of its officers, directors or shareholders are party to any agreement with any Holder except for this Agreement and the other documents mentioned herein or listed as exhibits hereto; except for this Agreement and such other documents, the Company is not party to any agreement calling for any action by the Company outside the ordinary course of its business; to the knowledge of the Company, there exists no agreement or understanding calling for any payment or consideration from a customer or supplier of the Company to an officer, director or shareholder of the Company in respect of any transaction between the Company and such supplier or customer; no affiliate of the Company, directly or through any business concern affiliated with such affiliate, transacts any business with the Company other than employment complying with the terms of Section 7.7 below and as set out in
Exhibit 5.12B hereto.

  Section 5.13 Non-Contravention. Except for matters set out in the Litigation Schedule described below, the Company is not in breach of, default under, or in violation of any applicable law, decree, order, rule or regulation which may materially and adversely affect it; or any indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or other instrument or obligation to which it is a party, or by which it is bound, or to which any of its assets are subject, in any case where such breach, default or violation could materially and adversely affect the financial position of the Company; the execution, delivery and performance of this Agreement and the other documents mentioned herein will not constitute any such breach, default or violation, or require consent or approval of any court, governmental agency or body, except as expressly provided contemplated herein.

  Section 5.14 Fees & Brokerage. No brokerage or similar fees are due to any party in respect to the transactions contemplated herein, except fees and points in respect to financing and brokerage payable by the Seller.

  Section 5.15 Other Debts; Sources and Uses. Except for the Senior Debt described in paragraph 1.3 above, the matters set out in the Litigation Schedule, debts described in the financial statements included herein as Exhibit 5.05, other liabilities, debts and obligations incurrred subsequent to June 29, 1996 in the ordinary course of business, and liabilities incurred in the Acquisition Agreement and the related transactions contemplated thereby and herein and debts and obligations incurred in the ordinary course of business not required to be reflected in such statements by GAAP, the Company has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, arising out of any transaction entered into or any state of facts existing prior hereto, including without limitation, liabilities or obligations on account of taxes or government charges, penalties, interest or fines thereon or in respect thereof; the Company does not know, and has no reasonable grounds to know, of any basis for any claim against it as of the date of this Agreement, or of any debt, liability or obligation other than those mentioned herein;
Exhibit 5.15 hereto correctly states the sources and uses of loan proceeds being used to consummate the Acquisition Agreement.

  Section 5.16 Capital Structure. BSI is a holding company which conducts no active business operations and is engaged solely in the ownership of debt and equity securities of its two subsidiaries, Brazos and Brazos Embroidery, Inc., a Pennsylvania corporation. No person owns any equity securities of Brazos, beneficially or otherwise, except BSI. The authorized capital stock of the Company prior to the transactions contemplated herein is as set forth below, and all such stock has been duly issued in accordance with applicable laws including federal and state securities laws:

                            Par      Shares      Shares     Shares
               Class       Value   Authorized    Issued   Outstanding

Brazos    Preferred ...   $   .01  10,000,000          0          0
          Common ......   $   .01  10,000,000    265,840    265,840

BSI       Preferred
          Series A-1 ..   $   .01     650,000    650,000    650,000
          Series A-2 ..   $   .01     300,000    300,000    300,000
          Series B ....   $   .01   8,000,000          0          0
          Reserved ....   $   .01   1,050,000          0          0
          Common ......   $   .01  10,000,000    330,555    330,555

Except as set out in Exhibit 5.16 hereto,there are no options, warrants or other securities which are convertible or exchangeable for capital stock of the Company. There are no preemptive rights in respect to capital stock of the Company.

  Section 5.17 Intentionally deleted.

  Section 5.18 Solvency. As of the date hereof, and giving effect to the transactions contemplated by this Agreement and the Acquisition Agreement, the present fair saleable value of the Company's assets is greater than the amount required to pay the Company's total indebtedness (contingent or otherwise), and is greater than the amount that will be required to pay such indebtedness as it matures and as it becomes absolute and matured; the transactions contemplated hereby are being effectuated without intent to hinder, delay or defraud present or future creditors of the Company; it is the Company's intention that it will maintain the above-referenced solvent financial condition, giving effect to the debt incurred hereunder, as long as the Company is obligated to Holders under this Agreement or in any other manner whatsoever; the Company has sufficient capital to carry on its previous operations and the Business, as they are now conducted, and to consummate the transactions as now conducted and as contemplated herein.

  Section 5.19 SBA Representations. The statements set forth in the Size Status Declaration (SBA Form 480), Assurance of Compliance for Non-Discrimination (SBA Form 652-D) and Portfolio Financing Report (SBA Form 1031), as previously provided and set forth as Exhibits 5.19A, 5.19B and 5.19C, respectively, are complete and accurate; the Company is a small business concern as defined in the SBA Act, and the rules and regulations of the Small Business Administration
(SBA) thereunder; there exists no agreement expressed or implied, no condition, state of facts or relationship between the Company and any other entity or entities which would prevent it from qualifying as a small business concern; and neither the Company nor any of its officers, directors, partners or controlling persons is an "associate" of any Holder, as such terms are defined in Section
107.3 of the amended Regulations promulgated under the SBA Act.

  Section 5.20 Investment Company Act Representations. The Company is not, and does not intend to become, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended, and neither the Company nor any of its officers, directors, partners or controlling persons is an "affiliated person" of any Holder, as such terms are defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended.

  Section 5.21 Regulatory Compliance. The Company has complied in all material respects with all laws, ordinances and regulations applicable to it and to its business, including without limitation laws, ordinances and regulations relating to securities, zoning, labor, food and drug, the Occupational Safety & Health Act, the Employees Retirement Income Security Act, and all federal and state environmental laws and regulations.

  Section 5.22 Employee Benefit Matters. Except as described in Exhibit 5.22 hereto, there is no existing single-employer plan defined in Section 4021(a) of ERISA in respect of which the Company is, or immediately after the consummation of the Acquisition Agreement will be, an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively; the Company has delivered to the Holders copies, as listed on Exhibit 5.22 , of each plan described in Section 4021(a) of ERISA, in respect of which the Company will be liable to make contributions or pay benefits; to the Company's knowledge there have been no reportable events as set forth in Section 4043(b) of ERISA in respect of any such plan, and no termination of any such plan since the effective date of ERISA, which could result in any material tax, penalty or liability being imposed upon the Company; neither the Company nor, to the best of the Company's knowledge, the Seller or any of its predecessors in interest, has participated in, nor will the purchase of the Debentures or the Warrants by the Holders involve, any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject the Company or any Holder to any tax or penalty imposed by said Section 4975; since the effective date of ERISA, neither the Company nor, to the best of the Company's knowledge, the Seller or any of its predecessors in interest has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, to which the Company could be subject or for which it might be liable; the Company is not, and immediately after the Closing will not be, a party to, and none of the operations of the Company is or after the Closing will be covered by, a multi-employer plan, as defined in Section 3(37) of ERISA.

  Section 5.23 Collective Bargaining. The Company is not, and immediately after the closing under the Acquisition Agreement will not be, a party to or subject to any collective bargaining agreements or union contracts, except as set out in
Exhibit 5.23. There are no labor disputes pending or threatened against the Company or, to the best of the Company's knowledge, against the Business which have affected, or so far as the Company can reasonably foresee may affect, materially and adversely the Business or the condition of the Company.

  Section 5.24 Employees. The Company has delivered to Holders copies of all employment and compensation contracts, including all retirement benefit agreements and union contracts not disclosed on Exhibit 5.23, between the Company and officers and executives of the Company, and all such contracts are listed on Exhibit 5.24; no officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company.

  Section 5.25 No Competing Business Interests. Except as described in Exhibit
5.25 hereto, neither the Shareholder nor any of the Company's officers or directors, has any direct or indirect interest, including, but not limited to, the ownership of stock in any corporation, in any business, that competes with, or conducts any business similar to any business conducted by the Company, except through ownership of less than five percent (5%) of the similar or competing business.

  Section 5.26 No Conflicting Non-Competition Agreements. Neither the Company nor any of the its officers or directorss are subject to any contract or agreement purporting to limit their rights to compete in any market in which the Company presently provides, or proposes to provide, goods or services; or purporting to restrict their rights to disclose information in respect to such competition.

                                    ARTICLE 6
                              Affirmative Covenants

        Subject to Article 8 hereto, until the Debentures are indefeasibly repaid in full, and so long as a Holder owns a Warrant or any equity security of the Company issued directly or indirectly in exchange for, or pursuant to provisions of a Warrant, Brazos and BSI shall:

   Section 6.1 Monthly Financials. Maintain standard modern systems of accounting in accordance with GAAP; make full, true and correct entries in such systems of all dealings and transactions in relation to their business and affairs; forward, or cause to be forwarded to Holders the monthly year-to-date financial statements of Brazos prepared in accordance with GAAP (including a monthly and year-to-date balance sheet, profit and loss statement and cash flow statement), within thirty (30) days from the end of each month, together with a monthly one (1)-page management summary description of operations and a list of any capital expenditures made during the month in excess of Ten Thousand Dollars ($10,000);

   Section 6.2 Certification of Non-Default. Provide to Holders in writing each quarter a written certification by the President or Chief Financial Officer of the Company, that no material default has occurred under the Debentures or this Agreement, or any debt or obligation senior to the debt hereunder; or if any such default exists, stating the nature of such default;

   Section 6.3 Year End Statements. Annual Audit. Within one hundred twenty
(120) days of each fiscal year-end, provide consolidated and consolidating year-end financial statements for BSI and its subsidiaries, and cause a public accounting firm acceptable to provide to Holders its unqualified written opinion that such statements for such year fairly present in all material respects such entities' financial positions and the results of their operations according to generally accepted accounting principles consistently applied; all national public accounting firms shall be acceptable to Holders in this respect; the subject financial statements shall be accompanied by statements of cash flow and management compensation and a list of any capital expenditures made during the year in excess of Ten Thousand Dollars ($10,000) but such accounting firm's opinion need not address such matters;

   Section 6.4 Projected Financials. Prior to each accounting year-end, provide Holders with projected financial statements of Brazos and BSI for the coming three (3) years and monthly projections for the coming year, in the same format as used for Section 6.1;

   Section 6.5 Regulatory Filings. Within thirty (30) days of filing, provide Holders with copies of all annual federal income tax returns and documents filed with the Securities & Exchange Commission;

   Section 6.6 Notice of Litigation. Notify Holders of any litigation to which the Company is a party by mailing to Holders, by registered mail, within thirty
(30) days of receipt thereof, a copy of the Complaint or other such initiating pleadings served on or by the Company; and any litigation to which the Company is not a party but which could substantially affect operation of the Company's business or the collateral pledged under this Agreement, including collateral securing any guarantees, by mailing to Holders, by registered mail, a letter setting out the facts known about the litigation within thirty (30) days of receipt thereof; the Company shall not be obliged by this paragraph to give notice of suits wherein the Company is a creditor seeking collection of account debts or suits where the damages sought are less than $100,000;

   Section 6.7 Notice of Defaults or Judgments. Give Holders notice of material default declared in regard to any loan or lease of the Company or any judgment entered against the Company by mailing a copy to Holders within ten (10) days of receipt thereof;

   Section 6.8 Board Meetings. Director's Fee Equivalent. Hold a meeting of its Board of Directors at least quarterly; give Holders at least two (2) weeks prior notice of such meeting; allow one designee of Holders (who shall, upon written request of Holders, be elected to the Company's Board) to attend such meeting at the Company's expense, provided however, that the Company shall be obliged to meet only the reasonable expenses of such attendance; notwithstanding the foregoing, if the Company's Board of Directors desire to take appropriate action by means of a unanimous consent in lieu of meeting, they may do so provided that the Holders are sent a copy of the relevant corporate resolutions to be adopted at the same time they are provided to the directors of the Company; as and where any fee may be paid to any of the Company's directors in respect to such office, an equivalent sum shall be paid to the Holders as an additional fee in respect to the financing herein if Holders have no designee serving as a director of the Company;

   Section 6.9 Insurance. Maintain all-risk hazard insurance on its assets, with a mortgagee clause in favor of Holders, in such reasonable amounts and forms as acceptable to Holders; this shall include federal flood insurance if any assets are in a designated flood plain; and supply Holders annually with a certification of such insurance from the relevant insurers in the form set forth as Exhibit 6.09;

  Section 6.10 Use of Proceeds; Certification.. Use the proceeds of the loans only to fund the purchase of assets under the Acquisition Agreement; and provide written evidence of such use to Holders within ninety (90) days of Closing;

  Section 6.11 First Refusal for Future Financings. Offer to issue Holders all equity, potential equity, or convertible securities proposed to be issued by the Company, and allow Holders to participate in any purchase of Company Securities offered for sale by any third party ratably in proportion to the Holders' actual or potential equity holdings in the Company, on the most favorable terms to be offered to any party; such offers may be accepted in whole or in part by one or more of the Holders who must respond to such offer within thirty (30) days of receipt thereof; failure to respond within such time shall be construed as a decline of the offer by the relevant Holder;

  Section 6.12 Access to Records. Permit any authorized representative of any Holder, and Holders' attorneys and accountants, to obtain credit and other background information on the Company and its management, and to inspect, examine and make copies and abstracts of the books of account and records of the Company at reasonable times during normal business hours; allow Holders or their agents to interview the Company's outside accountants who are by this covenant irrevocably instructed to respond to such inquiries as fully as if the inquiries were made by the Company itself;

  Section 6.13 Financial Covenants. Cause Brazos to meet the following financial ratios.

           (a) Adjusted Net Worth. At the end of each fiscal quarter, maintain an Adjusted Net Worth of Brazos not less than the amount shown below for the fiscal quarter corresponding thereto:
                       Fiscal Quarter        Amount
                     Ending Closest to:
                    --------------------------------------
                      (i) 9/30/96        (i) $1,760,000

                      (ii) 12/31/96      (ii) $1,760,000

                      (iii) 3/31/97      (iii) $1,760,000

                      (iv) 6/30/97       (iv) $2,400,000

                      (v) 9/30/97        (v) $4,400,000

                      (vi) At the end of (v) $4,800,000
                           each
                           thereafter
                           occurring
                           Calendar
                           Quarter

           (b) Current Ratio. As of the end of each fiscal quarter, beginning with the quarter ending closest to September 30, 1996, maintain a Current Ratio of not less than 0.8 to 1.00.

           (c) Debt to Net Worth Ratio. As of the end of each fiscal quarter indicated below, maintain a ratio of Debt to Net Worth of no more than the ratio indicated below:

                         Fiscal Quarter             Ratio
                       Ending Closest to
                 ----------------------------------------------
                  (i) 9/30/96                 (i) 7.5 = 1.0

                  (ii) 12/31/96               (ii) 6.25 = 1.0

                  (iii) 3/31/97               (iii) 5.0 = 1.0

                  (iv) 6/30/97                (iv) 5.0 = 1.0

                  (v) 9/30/97                 (v) 5.0 = 1.0

                  (vi) 12/31/97               (v) 5.0 = 1.0

                  (vii) Quarters after 1997   (vii) 3.75 = 1.0

           (d) Fixed Charge Ratio. As of the end of each fiscal month of Brazos ending closest to the dates indicated below, maintain a Fixed Charge Ratio of not less than the ratio indicated below .
                         Relevant Time       Ratio
                         Period
              -----------------------------------------------------
               (i)       One month               (i) 1.0 to 1.00
                         period ending
                         August 31, 1996

               (ii)      Two month               (ii) 1.0 to 1.00
                         period ending
                         September 30, 1996

               (iii)     Three month             (iii) 1.0 to 1.00
                         period ending
                         October 31, 1996

               (iv)      Four month              (iv) 1.0 to 1.00
                         period ending
                         November 30, 1996

               (v)       Five month              (v) 1.0 to 1.00
                         period ending
                         December 31, 1996

               (vi)      Six month               (vi) 1.0 to 1.00
                         period ending
                         January 31, 1997

               (vii)     Seven month             (vii) 1.0 to 1.00
                         period ending
                         February 28, 1997

               (viii)    Eight month             (viii) 1.0 to 1.00
                         period ending
                         March 31, 1997

               (ix)      Nine month              (ix) 1.0 to 1.00
                         period ending
                         April 30, 1997

               (x)       Ten month               (x) 1.0 to 1.00
                         period ending
                         May 31, 1997

               (xii)     Eleven month            (xii) 1.0 to 1.00
                         period ending
                         June 30, 1997

               (xiii)    Twelve month            (xiii) 1.1 to 1.00
                         period ending
                         on the last day
                         of each thereafter
                         occurring fiscal month

  Section 6.14 Payments and Other Debts. Make all payments of principal, interest and expenses as and when due under the Debentures, without setoff and regardless of any claim the Company may have against Holders; and comply in all respects with all terms, conditions and covenants relating to other debt obligations of the Company provided, however that this Section shall not be construed to require compliance with any obligations arising under the Senior Debt;

  Section 6.15 Maintain Copies; Financing Statements. Maintain an original or a true copy of this Agreement and any modifications hereof, which shall be available for inspection as called for herein or in the Debentures; and pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning any collateral for the Debentures;

  Section 6.16 Information Requests. Furnish from time to time to any Holder at the Company's expense all information a Holder may reasonably request to enable such Holder to prepare and file any report or form required of Holder by SBA, the Securities and Exchange Commission or any other regulatory authority;

  Section 6.17 Protect the Collateral. Take all reasonable steps to administer, supervise, preserve and protect the Collateral and to perfect and maintain the Holders' security interest in such Collateral; regardless of any action taken by Holders, there shall be no duty upon Holders in this respect;

  Section 6.18 Maintenance of Holding-Company Status. Cause BSI to remain a holding company engaged solely in the ownership of equity and debt securities of subsidiary entities; and

  Section 6.19 Post Closing Collateral. Within ninety (90) days after Closing, provide Holders with a fully-executed leasehold mortgage in respect to its leaseholds in Cincinnati, Ohio, Staten Island, New York and College Station, Texas, in the form of Exhibit 1.02(e) hereof.

                                    ARTICLE 7
                               Negative Covenants.

   Subject to Article 8, until the Debentures are indefeasibly repaid in full, and so long as a Holder owns a Warrant or an equity security of the Company issued, directly or indirectly, in exchange for, or pursuant to provisions of a Warrant, neither Brazos nor BSI shall, without the prior written consent of the
Holders:

   Section 7.1 Change of Ownership or Organization. Make or suffer any material change in the ownership of Brazos, or its, organization (including amendments to its charter or bylaws) or the manner in which its business is conducted; or establish any parent or additional subsidiary entities;

   Section 7.2 Equity Issuance or Redemption. Permit Brazos to sell, authorize, issue or redeem any capital stock of any class or any convertible debt or other equity security except as required herein; or expend over One Million Dollars ($1,000,000) in the aggregate, for the redemption of equity securities of BSI;

   Section 7.3 Dividends. Declare or pay any dividend of any type on any class of their equity securities except for eight percent (8%) preferred stock dividends payable in respect to the preferred stock of BSI and Brazos referenced in Recital F and G, above.

   Section  7.4   Transfers.

              (a) Transfer, sell, lease, lend or in any other manner dispose of any of their the assets necessary to continue the operations of Brazos; or

              (b) Allow to exist on their assets any Liens other than Permitted Liens;

   Section 7.5 Mergers, Etc.. Become a party to any merger or consolidation with any other corporation, company or entity, or dispose of assets necessary to continue its present or proposed business operations;

   Section 7.6 Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000);

   Section 7.7 Employee Loans. Loan any employee in excess of One Hundred Thousand Dollars ($100,000) per annum ;

   Section 7.8 Affiliate Transactions. Purchase or sell any property or services or borrow or lend money or property from or to, or co-invest in any material transaction with, any officer, director, employee or other affiliate of the Company, or any affiliate of any such officer, director, employee or affiliate, except for employment arrangements with officers and employees, travel advances, advances against commissions and other similar advances in the ordinary course of business, loans or similar advances of money to its officers or employees in an aggregate amount not to exceed $150,000 at any time outstanding, customary fees to directors (so long as the provisions of Section
6.8 are complied with) and transactions wherein the terms are no less favorable to the Company than the best terms available from an unaffiliated person;

   Section 7.9 Change of Site or Business. Change the physical location of its principal office in Cincinnati, Ohio, or the nature of its current business, or expend or invest any funds in any other line of business;

   Section 7.10 Change in Organization of Brazos or Two-Tier Structure. Alter Brazo's charter, bylaws or other constituent documents in a manner which reduces the rights and preferences of the Warrants or the Shares, or to establish any class or series of preferred stock with participating or conversion rights, or any additional class or series of common stock; establish any subsidiaries of Brazos or invest funds of Brazos in any affiliates or other entities; cause any existing or hereafter-acquired assets relating to the present or future operations of Brazos to be transferred to, or be acquired by or in the name of BSI; or cause or allow any active business operations whatsoever to be conducted by BSI; or allow or cause any equity or convertible securities of Brazos held by BSI to be sold, transferred or disposed of in any manner whatsoever;

  Section 7.11 New Debt Provisions. Enter any lease or Debt agreement which precludes any Holder from curing monetary defaults thereunder; regardless of this provision no Holder shall be obliged to cure any such defaults; or incur any Debt, contingent liability outside the ordinary course of its business, or guaranty obligation except:

              (a) Senior Debt described in Section 1.3 above, up to an aggregate balance of Eighty Million Dollars ($80,000,000); the subordinated debentures issued to the Seller pursuant to the Acquisition Agreement and described in Recital D above;

              (b)   The Obligations and any subsequent debts to Holders; and

              (c)   Purchase money financing obligations;

  Section 7.12 Judgments. Permit any judgment in excess of Five Hundred Thousand Dollars ($500,000) obtained against the Company to remain unpaid for over thirty
(30) days without obtaining a stay of execution or bond;

  Section 7.13 Cross-Default. Incur any declared default under any lease, any loan or other agreement pertaining to another debt or material obligation of the Company except the Senior Debt; or

  Section 7.14 Diversion of Proceeds. Divert any proceeds of the Debentures from the purposes set out in Section 6.10, above.

                                    ARTICLE 8
                 Termination and Suspension of Certain Covenants

   Section 8.1 Debt Repayment. If the Obligations shall be fully and indefeasibly paid then, the following parts of this Agreement shall terminate:

         Sections 6.2, 6.6, 6.7, 6.9, 6.10, 6.13, 6.14, 6.17, 6.19, 7.2, 7.3,
7.4 and 7.6

   Section  8.2   Public Market for Shares; Large Share Holding.

        In any case when

              (a) Holders either own 25,000 Shares or more, in the aggregate, or hold Warrants exerciseable for at least such number of Shares;

              (b)   the Company makes a Qualified Public Offering;

              (c) the Shares issued or issuable under the Warrants are part of a class of securities of the Company which is regularly traded on a national or regional stock exchange or in the National Association of Securities Dealers, Inc. National Market System;

              (d) the Company complies with all reporting requirements under the Securities Exchange Act of 1934 (as amended), and the regulations thereunder; and

              (e) the Obligations have been fully and indefeasibly paid; then, for the period of time such conditions continue to be met, only the following Sections of Articles 6 and 7 shall be in effect:

Sections 6.8, 6.16, 6.18, 7.8 and 7.10 .

   Section 8.3 Public Market for Shares; Small Share Holdings. If the conditions listed in Section 8.2 are met, except that the aggregate number of Shares owned by Holders or subject to the Warrants is less than 25,000, then for the period of time such conditions continue to be met, only the following Sections of Articles 6 and 7 hereof shall be in effect: Sections 6.16, 7.8 and 7.10.

                                    ARTICLE 9
                                     Default

   Section 9.1 Events of Default. Any of the following events shall be an "Event of Default" as that term is used herein:

              (a) Principal and Interest Payments. The Company fails to make payment within fifteen (15) days of the due date of any principal or interest installment on the Debentures;

              (b) Representations and Warranties. Any representation or warranty made by the Company or the Shareholder proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by the Company (or any officer, accountant or attorney of the Company) under this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified;

              (c) Covenants. The Company defaults in the observance or performance of any of the covenants or agreements contained in this Agreement (other than a default under any other subsections of this Section 9.1), and such default continues unremedied for a period of thirty (30) days (or one hundred twenty [120] days in the case of Section 6.13) after the earlier of (i) notice thereof being given by Holders to the Company, or (ii) such default otherwise becoming known to the chief financial officer of Brazos;

              (d) Loan Documents. The Company defaults in the observance or performance of any of the covenants or agreements contained in any Loan Document to which it is a party which continues beyond the expiration of any notice and cure period pertaining thereto;

              (e) Other Debt to Holders. The Company defaults in the payment of any amounts due to Holders, or Holders declare a default by the Company (which has not been cured within any applicable cure periods), in connection with the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, collateral or other documents relating to any indebtedness of the Company to Holders, other than the Debentures;

              (f) Cross Default to Other Loans. Without implying that such other indebtedness is permitted, the Company defaults in the payment of any amounts due to any person (other than Holders or in respect to the Senior Debt), or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, collateral or other loan documents relating to any obligation of the Company for borrowed money in excess of Five Hundred Thousand Dollars ($500,000) to any person other than Holders, after any grace period applicable to such default has elapsed, and after the maturity thereof) has been accellerated;

              (g) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Company or of their property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Company under the U.S. Bankruptcy Code; or the Company is adjudicated bankrupt or insolvent; or any material portion of the properties of the Company is sequestered by court order and such order remains in effect for more than fifty (50) days after the Company obtains knowledge thereof; or a petition is filed against the Company under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

              (h) Voluntary Petitions. The Company files a petition under the U.S. Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

              (i) Assignments for Benefit of Creditors. The Company makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of its property;

              (j) Undischarged Judgments. Judgment for the payment of money in excess of Five Hundred Thousand Dollars ($500,000), which is not covered by insurance, is rendered by any court or other governmental body against the Company, and the Company does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof, and within said period of thirty (30) days from the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles;

              (k) Attachment. A writ or warrant of attachment, seizure or any similar process shall be issued by any court against all or any material portion of the property of the Company, and such writ or warrant of attachment or any similar process is not released or bonded within twenty (20) days after its entry;

              (l) No Assumption. Substantially all of the ownership interest in the Company, or the Company's assets, are sold, exchanged or transferred;

   Section 9.2 Remedies. Upon the occurrence of any Event of Default, Holders may

              (a) by written notice to the Company, declare the entire principal amount of the Loan then outstanding, including interest accrued thereon, together with all other fees and charges payable in connection with the Loan, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Company; and

              (b) exercise any of the rights or remedies provided in the Collateral Documents or avail themselves of any other rights or remedies provided by applicable law; andset-off any funds of the Company in the possession of Holders against any amounts then due by the Company to Holders pursuant to this Agreement.

                                   ARTICLE 10
                                 Fees and Costs

        The Company shall pay:

  Section 10.1 All closing costs, brokerage commissions, due diligence costs and other fees and expenses incurred by the Company or the Holders in connection with the transactions contemplated by this Agreement;

  Section 10.2 A fixed origination fee of Seventy Thousand Dollars ($70,000) of which Thirty Thousand ($30,000) has been paid previously and Forty Thousand ($40,000) is payable at Closing;

  Section 10.3 An hourly fee for work done in connection with the transactions contemplated by this Agreement for Holders by Holders' attorneys and legal counsel , plus out-of-pocket expenses incurred in respect of such work;

  Section 10.4 All of Holders' expenses of any nature which may be reasonably necessary, whether or not an Event of Default has occurred, and whether or not the maturity of the Debentures has been accelerated, for the enforcement or preservation of Holders' rights under this Agreement, the Debentures, the Warrants, or any other agreement of the Company mentioned herein, including but not limited to reasonable attorneys' fees, appellate costs and fees, and costs incurred by any Holder as a participant in any bankruptcy proceeding, workout, debt restructuring, extension of maturity or document amendment, involving the Company or any other obligor under the Debentures;

  Section 10.5 All costs and fees, including attorneys' fees and expenses, incurred by any of Holders or their affiliates in connection with:

              (a) any suit, action or claim of Holders to enforce the provisions of this Agreement or any other document related hereto; and

              (b) any suit, action, claim or other liability asserted against any of Holders or their affiliates by the Company or the Shareholder, in either case, in which such parties do not prevail with respect to substantially all of their claims; likewise, the Shareholder shall reimburse Holders for all costs and fees described above in connection with the suits, actions, claims and liabilities described above, asserted by or against the Shareholder in case the Shareholder does not prevail with respect to substantially all of the disputed matters.

                                   ARTICLE 11
                    Indemnification. Environmental Liability

        The Company will indemnify Holders and their directors, officers, employees, agents and controlling persons (hereinafter "Indemnitees") against, and hold Holders and each such Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including attorneys' fees and expenses) incurred by or asserted against Holders or any such Indemnitee arising out of, in any way connected with, or resulting from the following:

              (a) this Agreement, the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, or consummation of the transactions contemplated hereby and thereby;

              (b) any and all liability and loss with respect to or resulting from any and all claims for or on account of any broker's finder's fees or commissions with respect to this transaction as may have been created by the Company or its officers, partners, employees or agents together with any stamp or excise taxes which may become payable in connection with this transaction or the issuance of stock hereunder;

              (c) the spilling, leaking, pumping, pouring, unsettling, discharging, leaching or releasing of hazardous substances on property owned by the Company or any violations by the Company of CERCLA, the Federal Clean Water Act or any other Federal, state or local environmental law, regulation or ordinance; and

              (d) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not Holders or any such person is a party thereto;

        PROVIDED, HOWEVER, that any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from Holders' gross negligence or willful misconduct.

        The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the

Debentures, the invalidity or unenforceability of any term or provision of this Agreement, the Debentures or any Collateral Documents, or any investigation made by or on behalf of Holders. All amounts due under this Article shall be payable on written demand therefor.

                                   ARTICLE 12
                           Interpretation of Remedies

  Section 12.1 Cumulation. Receivership. None of the rights or remedies of the Holders provided herein shall be exclusive, but each shall be cumulative with and in addition to every other right or remedy of Holders, now or hereafter existing, at law or in equity, by statute, agreement or otherwise. In any action under this Agreement, the Debentures or the Warrants, the Holders shall be entitled to appointment of a receiver to administer the Company, or all or any portion of its assets as may be subject to Holders' claims.

  Section 12.2 No Implied Waver. No course of dealing between a Holder and any other party hereto, or any failure or delay on the part of a Holder in exercising any rights or remedies hereunder, shall operate as a waiver of any rights or remedies of any Holder under this or any other applicable agreement. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

                                   ARTICLE 13
                                     Parties

        This Agreement will bind and accrue to the benefit of the Company, the shareholders, the Holders, any holders of the Warrants or the Debentures, and their successors and assigns. Any purchaser, assignee, transferee or pledgee of the Warrants or Debentures, or any document arising in connection with the transaction subject to this Agreement (or any of them), sold, assigned, transferred, pledged or repledged by a Holder shall forthwith become vested with and entitled to exercise all rights and remedies provided herein to Holders, as if said purchaser, assignee, transferee or pledgee were originally named in this Agreement in place of the Holders.

                                   ARTICLE 14
                                     Notice

        All notices or communications under this Agreement or the Warrants or Debentures shall be mailed, postage prepaid, or delivered as follows:

                  To Holders:     Allied Capital
                                  1666 K Street, N.W., 9th Floor
                                  Washington, D.C.  20006
                                  Attn: Mr. Philip A. McNeill,
                                          Senior Vice President

                                  and to

                                  Dickstein Shapiro Morin & Oshinsky LLP
                                  2101 L Street, N.W.
                                  Washington, D.C.  20037
                                  Attn:  David P. Parker, Esquire

                  To the Company: Brazos Sportswear, Inc.,
                                  3860 Virginia Avenue
                                  Cincinnati, OH  45227
                                  Attn:  Messieurs Ford Taylor
                                  and Clayton Chambers

                                  and to

                                  Porter & Hedges, LLP
                                  700 Louisiana Street, 35th
                                  Floor
                                  Houston, TX 77002
                                  Attn:  William W. Wiggins, Jr.
                                  Esquire
or, to such subsequent addresses as may hereafter be specified by the parties. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions. Each such notice, request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive [but not exclusive] evidence of such delivery), or at such time as delivery is refused by addressee upon presentation.

                                   ARTICLE 15
                            Holders' Duty to Company

        Holders shall adhere to a standard of good faith in all matters coming under this Agreement and any related documents; that standard shall be as set out in Uniform Commercial Code Section 1-203. Holders shall have no duty toward the Company, any other signatories hereto or any related parties, to observe any higher standard of dealing except to the extent applicable law may expressly impose such higher standards on particular activities falling under this Agreement; and in such event the higher standards shall apply only to the particular activities so affected.

                                   ARTICLE 16
                           Relationship of the Parties

        This Agreement provides, among other things, for the making, of loans by Holders, in their capacity as lenders, to the Company, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Company to Holders. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of Holders to protect their interests as lenders in assuring, payments of interest and repayment of principal, and as warrant or stock holders in preserving their equity stake in the Company. Nothing contained in this Agreement shall be construed as permitting or obligating Holders to act as financial or business advisors or consultants to the Company, as permitting or obligating Holders to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of Holders to the Company, or as creating any joint venture, agency or other relationship between the parties, other than as explicitly and specifically stated in this Agreement. A Holder is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Company; neither Holders nor the Company intend Holders to assume such status, and, accordingly, Holders shall not be deemed responsible for or a participant in any acts or omissions of the Company. The Company and the Shareholder represent that they have had the advice of experienced counsel of their own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

                                   ARTICLE 17
          Controlling Law; Venue and Jurisdiction; Service of Process.

        This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the District of Columbia, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the District of Columbia or the Federal courts in the State of Maryland, to the jurisdiction of which courts all undersigned parties hereby submit as the agreement of such parties, as not inconvenient, and as not subject to review by any court other than such courts in such district. All parties intend and agree that the courts of jurisdictions in which the Company is incorporated and conducts its business shall afford full faith and credit to any judgment rendered by a court of the District of Columbia against the Company or other obligees hereunder, and that such District of Columbia and federal courts shall have in personam jurisdiction to enter a valid judgment against the Company or other obligees hereunder. Service of any summons and/or complaint and any other process which may be served on the Company in any action in respect hereto, may be made by mailing via registered mail, or delivering a copy of such process to the Company at its address specified above. The parties hereto agree that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Holders.

                                   ARTICLE 18
                             Waiver of Trial by Jury

        Each party to this Agreement waives all right to trial by jury of all claims, defenses counterclaims and suits of any kind directly or indirectly arising from or relating to this Agreement or the Loan Documents or the dealings of the parties in respect thereto. The parties hereto acknowledge and agree that this Article is a material term of this Agreement and that the Holders would not extend any funds under this Agreement if this waiver of jury trial were not a part of this Agreement. Each party hereto acknowledges that this is a waiver of a legal right and that it makes this waiver voluntarily and knowingly after consultation with, or the opportunity to consult with, counsel of its choice. Each party hereto agrees that all such claims, defenses, counterclaims and suits shall be tried before a judge of competent jurisdiction, without a jury.

                                   ARTICLE 19
                             Notice of Claim; Waiver

        To allow Holders to mitigate any breach of this Agreement, of the other documents executed herewith, or of any other duties to the Company which Holders may owe, the Company shall give Holders written notice of any claim or defense the Company may have against Holders, whether in tort, contract or otherwise, relating to any act or omission by Holders under this Agreement, the other documents executed herewith or the transactions contemplated herein, or of any defense to claims for payment of the Debentures or other obligations hereunder and thereunder for any reason. The Company hereby agrees to provide such notice to Holders within sixty (60) days after the Company has knowledge of any such claim or defense. If the Company does not timely deliver such notice to Holders, then the Company shall not assert and shall be deemed to have waived any such claim or defense.

                                   ARTICLE 20
                              Captions; Severance.

        The captions in this Agreement and the Warrants and Debentures are inserted for reference only and shall be construed neither to limit nor amplify the meaning of the other text of such documents. To the extent any provision herein violates any applicable law, such provision shall be void and the balance of this Agreement shall remain unchanged.

                                   ARTICLE 21
                         Counterparts; Entire Agreement

        This Agreement may be executed in as many counterpart copies and counterpart signature pages as may be convenient. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties. This Agreement supercedes all terms of the commitment letter of July 26, 1996. This Agreement, the Warrants, the Debentures, the exhibits hereto and the documents mentioned herein (other than the Commitment Letter of 7/26/96) set forth the entire agreements and understandings of the parties hereto in respect of this transaction. Any verbal agreements in respect of this transaction are hereby terminated. The terms herein may not be changed verbally but only by a writing signed by the party against which enforcement of the change is sought.

                                   ARTICLE 22
                      Definitions and Rules of Construction

       Section 22.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings as follow:

              (a) "Accumulated Funding Deficiency" shall have the definition for such term in Section 302 of the Employee Retirement Income Security Act of 1974;

              (b) "Acquisition Agreement" shall have the definition set out in Recital A hereof;

              (c) Adjusted Net Earnings From Operations" is defined, with respect to any fiscal period as the net earnings (or loss) after provision for income taxes for such fiscal period, but excluding:

                  (i) earnings of any subsidiary of the subject entity accrued prior to the date it became a subsidiary;

                  (ii) earnings of any corporation, substantially all the assets of which have been acquired in any manner, realized prior to the date of such acquisition;

                  (iii) net earnings of any business entity (other than a
                        subsidiary) in which has an ownership interest unless such net earnings shall have actually been received by in the form of cash distributions;

                  (iv) any portion of the net earnings of any subsidiary which, at the time of determination, the subsidiary is prohibited (by contract or charter) from paying as dividends to;

                  (v) the earnings of any person to which any assets of the subject entity shall have been sold, transferred or disposed of, or into which the subject entity shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                  (vi) any gain or loss arising from the acquisition of any securities of the subject entity; and

                  (vii) any gain or loss arising from extraordinary or
                        non-recurring items.

              (d)   "Adjusted Net Worth" is defined as a sum equal to:

                  (i) total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would be shown on a balance sheet in accordance with GAAP;

                        PLUS

                  (ii) without duplication, the aggregate amount of the Designated Preferred Stock which would be shown on such balance sheet in accordance with GAAP;

                        MINUS

                  (iii) the aggregate book value of intangible assets which
                        would be shown on such balance sheet in accordance with GAAP;

                        PLUS

                  (iv)  Subordinated Debt.

              (e) "Affiliated Person" shall have the definition for such term set out in section 2(a)(3) of the Investment Company Act of 1940, as amended;

              (f) "Agreement" is defined as this Investment Agreement and the Exhibits and Schedules hereto, as the same may be amended, supplemented, extended, modified or replaced in accordance with the terms hereof;

              (g)   "Appraised Value" shall have the meaning set forth in
Section 3.3(b) hereof;

              (h) "Associate" shall have the definition for such term set out in section 107.3 of the amended Regulations promulgated under the SBA Act;

              (i) "Business" shall have the meaning set out in Recital A hereof;

              (j)   "Closing" is defined as the consummation of this Agreement;

              (k) "Collateral" means all property and interests in property that now or hereafter secure payment and performance of the Obligations, including the security interests granted in the Collateral Documents.

              (l)   "Collateral Documents" shall have the definition set out in
Section 1.2 hereof;

              (m) "Commitment Letter" is defined as the letter dated July 26, 1996 from Philip A. McNeill to the Company;

              (n) "Company" shall have the definition set out in the preamble hereof;

              (o) "Company Sale" shall have the meaning set forth in Section 3.4(b) hereof;

              (p) "Conditional Warrants" is defined as the Conditional Stock Purchase Warrants being signed herewith, collectively with all modifications, extensions, renewals and replacements thereof and therefor;

              (q) "Current Ratio" is defined as the ratio of (i) current assets, to (ii) the sum of current liabilities, plus the outstanding principal balance of the revolving portion of the Senior Debt.

              (r) "Debt" is defined as all obligations for borrowed money, obligations arising from installment purchases of property or services, capitalized lease obligations, and the face amounts of letters of credit and (without duplication) all sums drawn thereunder;

              (s) "Debt to Net Worth Ratio" is defined as the quotient obtained by dividing (a) aggregate Debt, both current and long-term, as dividend, by (b) Net Worth, as divisor;

              (t) "Designated Preferred Stock" at any date (i) the 8% preferred stock of Brazos issued at Closing (the "Initial Preferred"), (ii) any preferred stock of Brazos issued after Closing on terms no more favorable to the Holders than the Initial Preferred and (iii) any other preferred stock of Brazos issued after Closing, on terms satisfactory to Holders.

              (u)   "Debentures" shall have the definition set out in Section
1.1 hereof;

              (v) "EBIT" is defined as earnings before interest, taxes and extraordinary items, all calculated in accordance with GAAP;

              (w) "Employer" and "Substantial Employer" shall have the definitions set out therefor in Sections 3(5) and 4001(a)(2) of ERISA, respectively;

              (x) "ERISA" is defined as the Employee Retirement Income Security Act of 1974;

              (y)   "Exempt Transfer" shall have the meaning set forth in
Section 4.3 hereof;

              (z) "Fixed Charge Ratio" is defined as the ratio of (i) Adjusted Net Earnings from Operations plus amortization expense and depreciation expense (to the extent deducted in calculating Adjusted Net

Earnings from Operations) plus interest expense, to (ii) interest expense plus capital expenditures not financed by Funded Indebtedness, plus scheduled principal payments on Funded Indebtedness, plus distributionspaid to parent entities (other than distributions pursuant to a tax sharing agreement in cases where the amount of such distributions have already been deducted as a tax expense in the calculation of Adjusted Net Earnings from Operations);

             (aa) "Fully diluted basis" shall mean, in respect to a corporation or other legal entity, the condition wherein all outstanding options, warrants and other securities of such entity which are exercisable or exchangeable for capital stock or other equity interests in the entity, are, for the purpose of calculating relative ownership rights, presumed to have been exercised or exchanged in full;

             (ab) "Funded Indebtedness" means Debt for money borrowed having a final maturity (or which is renewable or extendible at the option of the obligor for a period ending) more than one year after the date of creation thereof;

             (ac) "GAAP" is defined as generally accepted accounting principles as set down by the Financial Accounting Standards Board, consistently applied and maintained throughout the period indicated;

             (ad) "Holders" shall have the definition set out in the preamble hereof;

             (ae) "Indemnitees" is defined as Holders and their directors, officers, employees, agents and controlling persons;

             (af) "Independent Third Parties" shall have the meaning set forth in Section 3.4(b) hereof;

             (ag) "Investment Company" shall have the definition for such term set out in the Investment Company Act of 1940, as amended;

             (ah) "Liens" is defined as any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

             (ai)   "Litigation Schedule" shall have the meaning set forth in
Section 5.3 hereof;

             (aj) "Loan" shall have the definition set out in Recital B hereof;

             (ak)   "Loan Documents" shall have the definition set out in
Section 1.2 hereof;

             (al) "Net Worth" total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would be shown on a balance sheet in accordance with GAAP, plus (without duplication) the aggregate amount of the Designated Preferred Stock which would be shown on a balance sheet in accordance with GAAP;;

             (am) "Obligations" means the Loan and all other liabilities, obligations, covenants and duties arising under this Investment Agreement or any of the other Loan Documents due or payable from the Company to the Holders whether or not evidenced by the Debentures, a guaranty or other instrument. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Company under any of the Loan Documents;

             (an) "Offeree" shall have the meaning set forth in Section 3.2(a) hereof;

             (ao) "Permitted Liens" means (i) Liens at any time granted in favor of Holders or the holders of the Senior Debt; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) which not yet due or are being contested in good faith and by appropriate proceedings (with adequate reserves maintained in accordance with GAAP); (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons for labor, materials, supplies or rentals incurred in the ordinary course of Company's business, but only if the payment thereof is not at the time required or is being contested in good faith and by appropriate proceedings (with adequate reserves maintained in accordance with GAAP); (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Holders for the full amount thereof, the validity and amount of the claims secured thereby are being contested in good faith and by appropriate lawful proceedings; (vi) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real property, provided that, they do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of Company's business; (vii) capital lease obligations or purchase money Liens securing Debt incurred to finance capital expenditures; and (x) such other Liens as Holders may hereafter approve in writing;

             (ap) "Prohibited Transaction" shall have the definition for such term set out in Section 4975 of the Internal Revenue Code of 1986, as amended;

             (aq) "Qualified IPO" means a public offering and sale of Shares in which the aggregate sale price (determined before underwriter's discounts and selling commissions) for such Shares equals or exceeds Fifteen Million Dollars ($15,000,000);

             (ar) "The Securities Act" is defined as the Securities Act of 1933, as amended;

             (as) "Seller" shall have the definition set out in Recital A hereof;

             (at)   "Senior Debt" shall have the meaning set forth in Section
1.3 hereof;

             (au) "Shareholder" shall have the definition set out in the preamble hereof;

             (av)   "Shares" is defined as Common Stock of BSI;

             (aw) "Stock Purchase Warrants" is defined as the Stock Purchase Warrants being signed herewith, collectively with all modifications, extensions, renewals and replacements thereof and therefor;

             (ax) "The SBA Act" is defined as the Small Business Investment Act of 1958, as amended; and

             (ay) "Warrants" is defined as the Stock Purchase Warrants and the Conditional Warrants, collectively with all modifications, extensions, renewals and replacements thereof and therefor.

  Section 22.2 Rules of Construction. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Unless the context otherwise requires:

              (a)   A term has the meaning assigned to it;

              (b)    "Or" is not exclusive;

              (c)   Provisions apply to successive events and transactions;

              (d) "Herein", "Hereof", "Hereto", "Hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless otherwise so provided;

              (e) The word "person" shall mean any natural person, partnership, corporation, nation, state, government, union, association, agency, tribunal, board, bureau and any other form of business or legal entity; and

              (f) All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender.

        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

[Seal]                         BRAZOS SPORTSWEAR, INC.
                               By: /s/ RANDALL B. HALE
                                       Randall B. Hale, President

[Seal]                         BSI HOLDINGS, INC.
                               By: /s/ RANDALL B. HALE
                                       Randall B. Hale, President

[Seal]                         ALLIED INVESTMENT CORPORATION
                               By: /s/ PHILIP A. MCNEILL
                                       Philip A. McNeill, Senior Vice President

[Seal]                         ALLIED INVESTMENT CORPORATION II
                               By: /s/ PHILIP A. MCNEILL
                                       Philip A. McNeill, Senior Vice President

[Seal]                         ALLIED CAPITAL CORPORATION
                               By: /s/ PHILIP A. MCNEILL
                                       Philip A. McNeill, Senior Vice President

[Seal]                         ALLIED CAPITAL CORPORATION II
                               By: /s/ PHILIP A. MCNEILL
                                       Philip A. McNeill, Senior Vice President

            AGREED as to Section 3.2, Article 4, Sub-Section 10.5(b) and Articles 12 through 22 (inclusive), only.

                               EQUUS II INCORPORATED
                               By: /s/ RANDALL B. HALE
                                       Randall B. Hale, Vice President

                                    EXHIBITS
Document                                            Number
--------                                            ------
Asset Purchase Agreement, with exhibits                B
Documents for three (3) Subordinated Debenture
Financings by Plymouth Mills, Inc. for BSI             D
Second Amended and Restated Loan and Security
Agreement of Fleet Capital Corporation and The First   E
National Bank of Boston
Amendment to Brazos Articles of Incorporation re:      F
Preferred Stock
Allocation Schedule                                    1.01
Valuation of Equity Securities                         2.04
Shareholders Agreement of November 30, 1995            2.06
Evidence of Equity Injection of $2,500,000             4.04

General Certificates, with Exhibits                    5.01A
Certificates of Authority as Foreign Corporation       5.01B
Opinion of Company's Counsel                           5.01C
Litigation Schedule                                    5.03
Audited 12/30/95 and unaudited 6/29/96 Consolidated    5.05A
Financial Statements
Audited 9/30/95 Financial Statements of Plymouth       5.5B
Size Status Declaration (SBA 480)                      5.19A
Assurance of Compliance (SBA 652-D)                    5.19B
Portfolio Financing Report (SBA 1031)                  5.19C
Schedule of Leases                                     6.06(a)
Incumbency Certificates                                5.10
Schedule of other Agreements                           5.12A
Schedule of Affiliated Transaction                     5.12B
Schedule of Equity Ownership (BSI)                     5.16
Schedule of Employee Benefit Plans                     5.21
Schedule of Union Contracts                            5.23
Schedule of Employment Contracts                       5.24
Schedule of Conflicting Interests                      5.25
Hazard and Liability Insurance Certificate             6.09

                        AMENDMENT TO INVESTMENT AGREEMENT

      THIS AMENDMENT TO INVESTMENT AGREEMENT (this "AMENDMENT") is entered into as of August 9, 1996, among BRAZOS SPORTSWEAR, INC., a Texas corporation ("BRAZOS") and BSI HOLDINGS, INC., a Delaware corporation ("BSI"), EQUUS II INCORPORATED, a Delaware corporation (the "SHAREHOLDER"), and ALLIED INVESTMENT CORPORATION and ALLIED INVESTMENT CORPORATION II, each a Maryland corporation (collectively, the "HOLDERS," and each individually, a "HOLDER").

                                    RECITALS

      A. Brazos, BSI and Holders (and, as to certain specified sections only, Shareholder) entered into that certain Investment Agreement dated as of August 9, 1996 (the "INVESTMENT AGREEMENT"), pursuant to which Holders agreed to make loans to Brazos in the aggregate principal amount of $3,500,000 and BSI issued to Holders warrants to purchase shares of BSI's Common Stock (the "WARRANTS"), in consideration for a loan.

      B. Concurrently with the execution of the Investment Agreement, Brazos entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 9, 1996 (the "CREDIT AGREEMENT"), with Fleet Capital Corporation, a Rhode Island corporation ("FLEET"), and The First National Bank of Boston, a national banking association ("BOSTON") (Fleet and Boston are referred to collectively in this Amendment as the "LENDERS," and Fleet in its capacity as agent for Lenders is referred to as the "AGENT"), under which the Lenders provided to Brazos a revolving credit facility in the maximum principal amount of $53,000,000 and term loans in the maximum principal amount of $12,000,000.

      C. On August 9, 1996, Brazos, BSI and Holders entered into a letter agreement under which they agreed to amend the Investment Agreement to amend, replace or add defined terms relating to financial covenants so that the defined terms used in the financial covenants in the Investment Agreement would be identical to the defined terms used in the financial covenants in the Credit Agreement.

      D. In addition, Brazos, BSI and Holders have agreed to amend the Investment Agreement and the Warrants to clarify certain rights of the Holders under the Warrants in the event of a redemption by BSI of its Common Stock.

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

      1. INVESTMENT AGREEMENT. The Investment Agreement is hereby amended as follows:

            A. DEFINITIONS AND RULES OF CONSTRUCTION. Article 22 of the Investment Agreement is amended by adding a new Section 22.3, as follows:

                  "Section 22.3 DEFINITIONS FOR FINANCIAL COVENANTS.
            Notwithstanding anything in this Article 22 or any other provision of this Agreement to the contrary, each capitalized term used in
            Section 6.13 of this Agreement (and all defined terms which comprise part of the definition of any such capitalized term) shall have the definition given such term in Exhibit "I" to this Agreement (that certain Second Amended and Restated Loan and Security Agreement among Senior Lenders and Brazos); provided that, (a) the term "Brazos" as used in Section 6.13 shall have the meaning given that term in this Agreement, and (b) the term "Borrower" as used in Exhibit "I" shall mean "Brazos" when used in Section 6.13 of this Agreement."

            B. Section 2.3 of the Investment Agreement shall be deleted and replaced with the following:

                  "Section 2.3 REDEMPTION RIGHTS. The Holders shall be entitled to share ratably in any redemption of Shares by BSI. If BSI makes a general redemption of all or part of its Shares prior to full exercise of the Warrants, each Holder, at its option, may receive at the time of such redemption, the same proceeds (less the exercise price of the related Warrant) it would be entitled to receive if its Warrant had been exercised prior to such redemption and BSI had redeemed from such Holder the number of Shares equal to the product obtained by multiplying (a) the total number of Shares subject to the Warrants at the time of such redemption and
            (b) a fraction the numerator of which is the number of Shares which are so redeemed and the denominator of which is the number of Shares (fully diluted) at such time. Upon any Holder's election to participate in any such redemption, as herein provided, the number of Shares with respect to which the Warrants may be exercised, shall be reduced accordingly."

            C. INDEBTEDNESS TO NET WORTH RATIO. The introductory clause of
      Section 6.13(c) is deleted and replaced by the following:

                  "(c) INDEBTEDNESS TO NET WORTH RATIO. As of the end of each fiscal quarter of Brazos ending closest to the date indicated below, maintain an Indebtedness to Net Worth Ratio of no more than the ratio indicated below:"

      2. NO WAIVER OF DEFAULTS. This Amendment does not constitute a waiver of, or a consent to any existing or future violation of or default under, any provision of the Loan Documents, or a waiver of Holders' right to insist upon future compliance with each term, covenant, condition, and provision of the Loan Documents, and the Loan Documents shall continue to be binding upon, and inure to the benefit of, Brazos, BSI, Shareholder and Holders.

      3. FURTHER ASSURANCES. Brazos shall deliver to Holders such other documents as Holders may reasonably request in connection with this Amendment.

      4. REPRESENTATIONS AND WARRANTIES. Brazos and BSI hereby represent and warrant to Holders that the execution and delivery of this Amendment have been authorized by all requisite action on the part of Brazos and BSI and will not violate any of their respective organizational documents. Brazos and BSI further represent and warrant to Holders that the representations and warranties of each in each Loan Document (as affected by this Amendment) are true and correct in all material respects on and as of the effective date of this Amendment as though made on and as of such date.

      5. INCONSISTENCY. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. In the event of any inconsistency between the terms of the Investment Agreement as hereby modified (the "AMENDED AGREEMENT") and any other Loan Document, the terms of the Amended Agreement shall control and such other Loan Document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

      6. MULTIPLE COUNTERPARTS. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument, however, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Brazos, BSI and Holders to execute the same counterpart of this Amendment so long as Brazos, BSI and Holders execute a counterpart of this Amendment.

      7. GOVERNING LAW. This Amendment shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of District of Columbia, without regard to its principals of conflicts of law.

      EXECUTED as of the date set out above.

                                          BRAZOS SPORTSWEAR, INC.

                                          By: __________________________
                                              Randall B. Hale, President

                                          BSI HOLDINGS, INC.

                                          By: __________________________
                                              Randall B. Hale, President

                                          ALLIED INVESTMENT CORPORATION

                                          By: __________________________
                                              Philip A. McNeill,
                                              Senior Vice President

                                          ALLIED INVESTMENT CORPORATION II

                                          By: __________________________
                                              Philip A. McNeill,
                                              Senior Vice President

      The Amendment is acknowledged and the undersigned's agreement as to
Section 3.2, Article 4, Sub-Section 10.5(b) and Articles 12 through 22 (inclusive) is not adversely affected by this Amendment.

                                          EQUUS II INCORPORATED

                                          By: __________________________
                                              Randall B. Hale, Vice President

                    SECOND AMENDMENT TO INVESTMENT AGREEMENT

      THIS SECOND AMENDMENT TO INVESTMENT AGREEMENT (this "AMENDMENT") is entered into as of March 14, 1997, among BRAZOS SPORTSWEAR, INC., a Texas corporation ("BRAZOS"), and BSI HOLDINGS, INC., a Delaware corporation ("BSI"), EQUUS II INCORPORATED, a Delaware corporation (the "SHAREHOLDER"), SUN SPORTSWEAR, INC., a Washington corporation ("SUN SPORTSWEAR"), and ALLIED INVESTMENT CORPORATION and ALLIED INVESTMENT CORPORATION II, each a Maryland corporation (collectively, the "HOLDERS," and each individually, a "HOLDER"). Hereinafter, words and phrases used but not defined herein which are defined in the Existing Investment Agreement (as hereinafter defined) are used herein as therein defined.

                                    RECITALS

      A. Brazos, BSI and Holders (and, as to certain specified sections only, Shareholder) entered into that certain Investment Agreement dated as of August 9, 1996 (the "ORIGINAL INVESTMENT AGREEMENT"), pursuant to which Holders agreed to make loans to Brazos in the aggregate principal amount of $3,500,000 and BSI issued to Holders warrants to purchase shares of BSI's Common Stock (the "WARRANTS"), in consideration for the loans.

      B. Pursuant to the Amendment to Investment Agreement dated as of August 9, 1996 (the "FIRST AMENDMENT"), among Brazos, BSI, Equus and the Holders, the Original Investment Agreement was amended in certain respects.

      C. Concurrently with the execution of the Investment Agreement, Brazos entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 9, 1996 (the "ORIGINAL CREDIT AGREEMENT"), with Fleet Capital Corporation, a Rhode Island corporation ("FLEET"), and The First National Bank of Boston, a national banking association ("BOSTON") (Fleet and Boston are referred to collectively in this Amendment as the "LENDERS," and Fleet in its capacity as agent for Lenders is referred to as the "AGENT"), under which the Lenders provided to Brazos a revolving credit facility in the maximum principal amount of $53,000,000 and term loans in the maximum principal amount of $12,000,000.

      D. Pursuant to the Plan and Agreement of Merger dated November 13, 1996 (the "MERGER AGEEMENT"), between BSI and Sun Sportswear, BSI and Sun Sportswear have agreed that, subject to the satisfaction of certain conditions, BSI will be merged into Sun Sportswear and that, immediately following the consummation of that merger, Sun Sportswear will merge into a Delaware corporation ("NEW BRAZOS") which is a wholly owned subsidiary of Sun Sportswear and such subsidiary will change its name to "Brazos Sportswear, Inc." In addition, in connection with consummation of said transactions, Brazos will change its name to "Brazos, Inc.", Equus and certain other shareholders of BSI will contribute $2 million to BSI, the Junior Subordinated Debenture dated as of August 2, 1996, in the original principal amount of $3 million (the "$3 MILLION DEBENTURE") executed by BSI and payable to the order of the Seller will be retired, the Original Credit Agreement will be amended pursuant to the March 1997 Amendment to Second Amended and Restated Loan and Security Agreement dated March 14, 1997 (the Original Credit Agreement, as so amended, is referred to as the "AMENDED CREDIT AGREEMENT"), in order to increase the maximum amount of revolving loans and term loans which may be outstanding thereunder to an aggregate of $85 million and existing indebtedness of Sun Sportswear to Heller Financial, Inc. will be repaid.

      E. As a result, following consummation of the transactions referred to in paragraph D above (the "MERGER TRANSACTIONS"), (i) Brazos will have changed its name to "Brazos, Inc.", and BSI will have merged into Sun Sportswear which (by its merger with New Brazos) will have reincorporated in Delaware and changed its name to "Brazos Sportswear, Inc."

      F. The Holders have exercised the Stock Purchase Warrants.

      G. The parties hereto have agreed to amend the Original Investment Agreement, as heretofore amended by the First Amendment (the Original Investment Agreement, as so amended, the "EXISTING INVESTMENT AGREEMENT"), to waive certain requirements of the Existing Investment Agreement and to consent to consummation of the Merger Transactions, all as more fully set forth below.

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

      1. THE PARTIES. Upon consummation of the Merger Transactions, (i) BSI will have been merged with and into Sun Sportswear, Sun Sportswear will have been merged with and into New Brazos and the name of New Brazos will have been changed to "Brazos Sportswear, Inc." which will be a corporation incorporated under the laws of the State of Delaware, and references in the Existing Investment Agreement to "BSI" will be deemed to refer to Brazos Sportswear, Inc., a Delaware corporation, and (ii) Brazos will have changed its name to "Brazos, Inc." and references in the Existing Investment Agreement to "Brazos" will be deemed to refer to Brazos, Inc., a Texas corporation.

      2. EXERCISE OF WARRANTS. Prior to the date hereof, the Holders have surrendered the Stock Purchase Warrants and paid an aggregate of $452.28 in cash in payment of the exercise price for the Stock Purchase Warrants, and BSI has issued to the Holders an aggregate of 45,228 shares of the Common Stock, $.01 par value, of BSI in satisfaction of the Stock Purchase Warrants. The Stock Purchase Warrants are of no further force and effect. Upon consummation of the Merger Transactions, the 45,228 shares of the Common Stock, $.01 par value, of BSI received by the Holders upon exercise of the Warrants will be converted into an aggregate of 342,939 shares of the Common Stock, $.001 par value, of New Brazos (taking into account the 1 for 5 reverse stock split which will occur as a result of the merger of Sun Sportswear into New Brazos). The Holders hereby agree that the Conditional Warrants are of no further force and effect and agree to surrender the Conditional Warrants to BSI on the date hereof.

      3. AMOUNT OF SENIOR DEBT. The references in Section 1.3 of the Amended Investment Agreement to the amount of "Eighty Million Dollars ($80,000,000)" shall be revised to read "Ninety-Five Million Dollars ($95,000,000)".

      4. SHAREHOLDERS AGREEMENT; LOCK-UP. The Shareholders Agreement referred to in Section 2.6 of the Amended Investment Agreement is being terminated simultaneously herewith, and BSI and the Holders have entered into the Lock-Up Agreement dated March 14, 1997, in substantially the form of EXHIBIT 4 attached hereto. A Lock-Up Agreement in substantially the same form as Exhibit 4 has been entered into between Equus and BSI on the date hereof.

      5. CO-SALE RIGHTS. Section 3.2(c) of the Amended Investment Agreement is deleted, and the following is substituted in place thereof:

                  "(c)  a sale pursuant to a Qualifying IPO or a sale in
            compliance with Rule 144 of the Securities Act of 1933, as amended."

      6. "PUT" RIGHTS. The rights granted to the Holders pursuant to Section 3.3 of the Existing Investment Agreement to put the Warrants or the Shares issued thereunder to the Company are hereby terminated and of no further force and effect; provided, however, that if at any time within three years after the date hereof, (i) the shares of BSI are not admitted for trading on a national or regional stock exchange (which terms, for purposes hereof, shall include any tier of the Nasdaq Stock Market) for a period of 180 consecutive days, or (ii) the shares of BSI are traded on any tier of the Nasdaq Stock Market (but not on any other national or regional stock exchange) and the volume of shares of BSI Common Stock sold on the Nasdaq Stock Market during the preceding calendar quarter, commencing with the calendar quarter ending June 30, 1997, is less than 2 1/2% of the total outstanding shares of BSI Common Stock, then in either such case the rights granted in Section 3.3 of the Existing Investment Agreement will be reinstated.

      7. CHANGE OF OWNERSHIP OR ORGANIZATION; MERGER, ETC. The Holders hereby consent to the merger of BSI into Sun Sportswear, to the merger of Sun Sportswear into New Brazos and to the transfer of all the assets owned immediately prior to the consummation of the Merger Transactions by Sun Sportswear to Brazos.

      8. CAPITAL EXPENDITURES. Section 7.6 of the Amended Investment Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

            "Section 7.6 CAPITAL EXPENDITURES. Make capital expenditures (excluding acquisitions of the capital stock, partnership interest or other equity interest of any person or and acquisitions of the assets as a going concern of any such person or any business unit thereof) in any fiscal year in excess of $2,500,000."

      9. NEW DEBT PROVISIONS. Section 7.11 of the Amended Investment Agreement is hereby deleted in its entirety, and the following is substituted in place thereof:

            "Section 7.11 NEW DEBT PROVISIONS. Incur any Debt, contingent liability outside the ordinary course of its business, or guaranty obligation except:

                  "(a) Senior Debt described in Section 1.3 above, up to an
            aggregate principal amount balance of Ninety-Five Million Dollars ($95,000,000); the subordinated debentures issued to the Seller pursuant to the Acquisition Agreement and described in Recital D above; and the subordinated debentures issued to Bank of America NW, N.A. in connection with the Merger Transactions (as such term is defined in the Second Amendment to Investment Agreement dated as of March 14, 1997, among BSI, Brazos, the Holders and certain other parties);

                  "(b)  The Obligations and any subsequent debts to Holders;

                  "(c)  Purchase money financing obligations; and

                  "(d)  Guaranties of Debt permitted hereby and guaranties of performance arising in the ordinary course of business."

      10. FIRST REFUSAL FOR FUTURE FINANCINGS. The Holders have waived their rights under Section 6.11 of the Existing Investment Agreement or otherwise to participate in the financings to be provided in connection with the Merger Transactions. Nothing herein contained shall constitute a waiver by the Holders of their rights under Section 6.11 of the Existing Investment Agreement to participate in future financings to the extent and subject to the limitations therein contained.

      11. CONSENT AND WAIVER. The Holders hereby consent to the consummation of the Merger Transactions and waiver any default under the Existing Investment Agreement or any Loan Document which might otherwise be occasioned thereby.

      12. MISCELLANEOUS.

            12.1 NO WAIVER OF DEFAULTS. This Amendment does not constitute a waiver of, or a consent to any existing or future violation of or default under, any provision of the Loan Documents, or a waiver of Holders' right to insist upon future compliance with each term, covenant, condition, and provision of the Loan Documents, and the Loan Documents shall continue to be binding upon, and inure to the benefit of, Brazos, BSI, Shareholder and Holders.

            12.2 FURTHER ASSURANCES. Brazos shall deliver to Holders such other documents as Holders may reasonably request in connection with this Amendment.

            12.3 REPRESENTATIONS AND WARRANTIES. Brazos and BSI hereby represent and warrant to Holders that the execution and delivery of this Amendment have been authorized by all requisite action on the part of Brazos and BSI and will not violate any of their respective organizational documents. Brazos and BSI further represent and warrant to Holders that the representations and warranties of each in each Loan Document (as affected by this Amendment) are true and correct in all material respects on and as of the effective date of this Amendment as though made on and as of such date, except for representations which are not true as a result of the Merger Transactions.

            12.4 INCONSISTENCY. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. In the event of any inconsistency between the terms of the Existing Investment Agreement as hereby modified (the "AMENDED AGREEMENT") and any other Loan Document, the terms of the Amended Agreement shall control and such other Loan Document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

            12.5 MULTIPLE COUNTERPARTS. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument, however, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Brazos, BSI, Sun Sportswear and Holders to execute the same counterpart of this Amendment so long as Brazos, BSI, Sun Sportswear and Holders execute a counterpart of this Amendment.

            12.6 GOVERNING LAW. This Amendment shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of District of Columbia, without regard to its principals of conflicts of law.

      EXECUTED as of the date set out above.

                                    BRAZOS SPORTSWEAR, INC., a Texas
                                          corporation

                                    By: ___________________________________
                                        F. Clayton Chambers, Vice President

                                    BSI HOLDINGS, INC., a Delaware
                                          corporation

                                    By: ___________________________________
                                        F. Clayton Chambers, Vice President

                                    SUN SPORTSWEAR, INC., a Washington
                                          corporation

                                    By: ___________________________________
                                        Kevin C. James, Senior Vice President

                                    ALLIED INVESTMENT CORPORATION

                                    By: ___________________________________
                                        Philip A. McNeill, Senior Vice President

                                    ALLIED INVESTMENT CORPORATION II

                                    By: ___________________________________
                                        Philip A. McNeill, Senior Vice President

      The Amendment is acknowledged and the undersigned's agreement as to
Section 3.2, Article 4, Sub-Section 10.5(b) and Articles 12 through 22 (inclusive) is not adversely affected by this Amendment.


                                    EQUUS II INCORPORATED

                                    By: ___________________________________
                                        Randall B. Hale, Vice President

                     THIRD AMENDMENT TO INVESTMENT AGREEMENT

      THIS THIRD AMENDMENT TO INVESTMENT AGREEMENT (this "AMENDMENT") is entered into as of March 17, 1997, among BRAZOS, INC., a Texas corporation ("BRAZOS"), and BRAZOS SPORTSWEAR, INC., a Delaware corporation ("BSI"), EQUUS II INCORPORATED, a Delaware corporation (the "SHAREHOLDER"), ALLIED INVESTMENT CORPORATION and ALLIED INVESTMENT CORPORATION II, each a Maryland corporation (collectively, the "HOLDERS," and each individually, a "HOLDER"). Hereinafter, words and phrases used but not defined herein which are defined in the Existing Investment Agreement (as hereinafter defined) are used herein as therein defined.

                                    RECITALS

      A. Brazos (then known as "BRAZOS SPORTSWEAR, INC."), BSI Holdings, Inc., a Delaware corporation ("HOLDINGS"), and Holders (and, as to certain specified sections only, Shareholder) entered into that certain Investment Agreement dated as of August 9, 1996 (the "ORIGINAL INVESTMENT AGREEMENT"), pursuant to which Holders agreed to make loans to Brazos in the aggregate principal amount of $3,500,000 and Holdings issued to Holders warrants to purchase shares of Holdings' Common Stock, in consideration for the loans.

      B. Pursuant to the Amendment to Investment Agreement dated as of August 9, 1996 (the "FIRST AMENDMENT"), among Brazos, Holdings, and the Holders (and, as to certain specified sections only, Shareholder), the Original Investment Agreement was amended in certain respects.

      C. Pursuant to the Second Amendment to Investment Agreement dated as of March 14, 1997 (the "SECOND AMENDMENT") among Brazos, Holdings, Sun Sportswear, Inc., a Washington corporation ("SUN SPORTSWEAR"), and the Holders (and, as to certain specified sections only, Shareholder), the Original Investment Agreement was amended in certain respects (the Original Investment Agreement, as amended by the First Amendment and the Second Amendment is referred to in this Amendment as the "EXISTING INVESTMENT AGREEMENT").

      D. Concurrently with the execution of the Original Investment Agreement, Brazos entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 9, 1996 (the "ORIGINAL CREDIT AGREEMENT"), with Fleet Capital Corporation, a Rhode Island corporation ("FLEET"), and The First National Bank of Boston, a national banking association ("BOSTON") (Fleet and Boston are referred to collectively in this Amendment as the "LENDERS," and Fleet in its capacity as agent for Lenders is referred to as the "AGENT"), under which the Lenders provided to Brazos a revolving credit facility in the maximum principal amount of $53,000,000 and term loans in the maximum principal amount of $12,000,000.

      E. Pursuant to the Plan and Agreement of Merger dated November 13, 1996 (the "MERGER AGREEMENT"), between Holdings and Sun Sportswear, effective March 14, 1997, Holdings merged into Sun Sportswear and immediately following the consummation of that merger, Sun Sportswear merged into BSI. In addition, in connection with consummation of said transactions,

Brazos changed its name from "Brazos Sportswear, Inc." to "Brazos, Inc." and the Original Credit Agreement was amended pursuant to the March 1997 Amendment to Second Amended and Restated Loan and Security Agreement dated March 14, 1997 (the Original Credit Agreement, as so amended, is referred to as the "AMENDED CREDIT AGREEMENT"), in order to increase the maximum amount of revolving loans and term loans outstanding thereunder to an aggregate of $85 million and existing indebtedness of Sun Sportswear to Heller Financial, Inc. was repaid.

      F. The parties hereto have agreed to amend the Existing Investment Agreement to modify the Fixed Charge Ratio (as defined in the Existing Investment Agreement).

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

      1. FIXED CHARGE RATIO. Effective as of March 14, 1997, Section 6.13(d) of the Existing Investment Agreement shall be amended by deleting Section 6.13(d) in its entirety and substituting the following:

            "(d) FIXED CHARGE RATIO. As of the end of each fiscal month of Brazos ending closest to the dates indicated below, maintain a Fixed Charge Ratio of not less than the ratio indicated below:


                   RELEVANT TIME PERIOD                RATIO
           ----------------------------------   --------------------
           (i)      One month period            (i)      1.0 to 1.00
                    ending August 31, 1996

           (ii)     Two month period            (ii)     1.0 to 1.00
                    ending September 30, 1996

           (iii)    Three month period          (iii)    1.0 to 1.00
                    ending October 31, 1996

           (iv)     Four month period           (iv)     1.0 to 1.00
                    ending November 30, 1996

           (v)      Five month period           (v)      1.0 to 1.00
                    ending December 31, 1996

           (vi)     Six month period            (vi)     1.0 to 1.00
                    ending January 31, 1996

                   RELEVANT TIME PERIOD                RATIO
           ----------------------------------   --------------------

           (vii)    Seven month period          (vii)    0.9 to 1.00
                    ending February 28, 1997

           (viii)   Eight month period          (viii)   0.9 to 1.00
                    ending March 31, 1997

           (ix)     Nine month period           (ix)     0.9 to 1.00
                    ending April 30, 1997

           (x)      Ten month period            (x)      1.0 to 1.00
                    ending May 31, 1997

           (xii)    Eleven month period         (xii)    1.0 to 1.00
                    ending June 30, 1997

           (xiii)   Twelve month period         (xii)    1.0 to 1.00
                    ending July 31, 1997

           (xiv)    Twelve month period         (xiv)    1.0 to 1.00
                    ending August 31, 1997

           (xv)     Twelve month period         (xv)     1.0 to 1.00
                    ending September 30, 1997

           (xvi)    Twelve month period         (xvi)    1.1 to 1.00
                    ending on the last day
                    of each thereafter
                    occurring fiscal month

      2.    MISCELLANEOUS.

            2.1 NO WAIVER OF DEFAULTS. This Amendment does not constitute a waiver of, or a consent to any existing or future violation of or default under, any provision of the Loan Documents, or a waiver of Holders' right to insist upon future compliance with each term, covenant, condition, and provision of the Loan Documents, and the Loan Documents shall continue to be binding upon, and inure to the benefit of, Brazos, BSI, Shareholder and Holders.

            2.2 FURTHER ASSURANCES. Brazos shall deliver to Holders such other documents as Holders may reasonably request in connection with this Amendment.

            2.3 REPRESENTATIONS AND WARRANTIES. Brazos and BSI hereby represent and warrant to Holders that the execution and delivery of this Amendment have been authorized by all requisite action on the part of Brazos and BSI and will not violate any of their respective organizational documents. Brazos and BSI further represent and warrant to Holders that the representations and warranties of each in each Loan Document (as affected by this Amendment) are true and correct in all material respects on and as of the effective date of this Amendment as though made on and as of such date.

            2.4 INCONSISTENCY. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. In the event of any inconsistency between the terms of the Existing Investment Agreement as hereby modified (the "AMENDED AGREEMENT") and any other Loan Document, the terms of the Amended Agreement shall control and such other Loan Document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

            2.5 MULTIPLE COUNTERPARTS. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument, however, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Brazos, BSI, and Holders to execute the same counterpart of this Amendment so long as Brazos, BSI, and Holders execute a counterpart of this Amendment.

            2.6 GOVERNING LAW. This Amendment shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of District of Columbia, without regard to its principals of conflicts of law.

      EXECUTED as of the date set out above.

                                    BRAZOS, INC., a Texas
                                          corporation

                                    By: ______________________________________
                                        F. Clayton Chambers, Vice President


                                    BRAZOS SPORTSWEAR, INC., a Delaware
                                          corporation

                                    By: ______________________________________
                                        F. Clayton Chambers, Vice President

                                    ALLIED INVESTMENT CORPORATION

                                    By: ______________________________________
                                        Philip A. McNeill, Senior Vice President


                                    ALLIED INVESTMENT CORPORATION II

                                    By: ______________________________________
                                        Philip A. McNeill, Senior Vice President

      The Amendment is acknowledged and the undersigned's agreement as to
Section 3.2, Article 4, Sub-Section 10.5(b) and Articles 12 through 22 (inclusive) is not adversely affected by this Amendment.

                                    EQUUS II INCORPORATED

                                    By: ______________________________________
                                        Randall B. Hale, Vice President